Residential Asset Securitization Trust 2007-A8

Final Term Sheet

[IndyMac Bank, F.S.B. LOGO]

$452,038,726 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JUNE 29, 2007

Residential Asset Securitization Trust 2007-A8

Distributions payable monthly on the 25th day of each month, beginning July 25, 2007

The following classes of certificates are offered pursuant to this free writing prospectus:

	Initial Class Certificate Balance / Initial Notional Amount (1)	Pass-Through Rate (2)		Initial Class Certificate Balance / Initial Notional Amount (1)	Pass-Through Rate (2)
Class 1-A-1	$141,278,000	6.000%	Class 3-A-1	$94,945,912	Variable
Class 1-A-2	$21,298,000	6.000%	Class I-X	$22,366,313 (3)	6.500%
Class 1-A-3	$13,922,550	6.000%	Class I-PO	$554,079	(4)
Class 1-A-4	$5,580,000	6.000%	Class A-R	$100	6.113%
Class 2-A-1	$77,876,000	6.250%	Class I-B-1	$10,948,400	Variable
Class 2-A-2	$14,015,800	6.250%	Class I-B-2	$4,127,800	Variable
Class 2-A-3	$51,051,000	Floating	Class I-B-3	$2,333,100	Variable
Class 2-A-4	$51,051,000 (3)	Floating	Class II-B-1	$2,298,692	Variable
Class 2-A-5	$7,130,200	6.250%	Class II-B-2	$1,099,374	Variable
Class 2-A-6	$3,080,000	6.250%	Class II-B-3	$499,715	Variable

(1)	This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)
The classes of certificates offered by this free writing prospectus, together with their pass through rates and initial ratings, are listed in the tables under “Summary — Description of the Certificates.”

(3)
The Class 2-A-4 and Class I-X Certificates are interest only, notional amount certificates.  The initial notional amounts for the Class 2-A-4 and Class I-X Certificates are set forth in the table above but is not included in the aggregate class certificate balance of the certificates offered.

(4)	The Class I-PO Certificates are principal only certificates and will not bear interest.

Issuing Entity

Residential Asset Securitization Trust 2007-A8, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B.  Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN0708, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of June 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of June 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about June 29, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of three loan groups. Each of loan group 1 and loan group 2 will consist of 30-year, and loan group 3 will consist of 15-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

Loan group 1 and loan group 2 are sometimes together referred to as aggregate loan group I and loan group 3 is sometimes referred to as aggregate loan group II.  Aggregate loan group I and aggregate loan group II are each referred to as an aggregate loan group.

As of the cut-off date, the mortgage loan in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$195,018,618.65
Weighted Average Mortgage Rate	6.553%
Range of Mortgage Rates	5.500% to 6.750%
Average Current Principal Balance	$661,080.06
Range of Outstanding Principal Balances	$80,895.41 to $2,500,000.00
Weighted Average Original Loan-to-Value Ratio	70.59%
Weighted Average Original Term to Maturity	360 months
Weighted Average FICO Credit Score	718
Weighted Average Remaining Term to Stated Maturity	360 months
Geographic Concentrations in excess of 10%:
California	60.94%
New York	13.96%

As of the cut-off date, the mortgage loan in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$163,919,344.71
Weighted Average Mortgage Rate	7.215%
Range of Mortgage Rates	6.875% to 10.000%
Average Current Principal Balance	$567,194.96
Range of Outstanding Principal Balances	$44,379.51 to $2,062,016.21
Weighted Average Original Loan-to-Value Ratio	74.98%
Weighted Average Original Term to Maturity	360 months
Weighted Average FICO Credit Score	699
Weighted Average Remaining Term to Stated Maturity	359 months
Geographic Concentrations in excess of 10%:
California	42.73%
New York	16.30%

As of the cut-off date, the mortgage loan in aggregate loan group I had the following characteristics:

Aggregate Current Principal Balance	$358,937,963.36
Weighted Average Mortgage Rate	6.855%
Range of Mortgage Rates	5.500% to 10.000%
Average Current Principal Balance	$614,619.80
Range of Outstanding Principal Balances	$44,379.51 to $2,500,000.00
Weighted Average Original Loan-to-Value Ratio	72.60%
Weighted Average Original Term to Maturity	360 months
Weighted Average FICO Credit Score	710
Weighted Average Remaining Term to Stated Maturity	360 months
Geographic Concentrations in excess of 10%:
California	52.62%
New York	15.03%

As of the cut-off date, the mortgage loan in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$99,943,171.46
Weighted Average Mortgage Rate	6.373%
Range of Mortgage Rates	4.375% to 10.500%
Average Current Principal Balance	$326,611.67
Range of Outstanding Principal Balances	$23,461.81 to $2,225,201.07
Weighted Average Original Loan-to-Value Ratio	65.41%
Weighted Average Original Term to Maturity	180 months
Weighted Average FICO Credit Score	717
Weighted Average Remaining Term to Stated Maturity	177 months
Geographic Concentrations in excess of 10%:
California	38.09%
New York	13.30%
Florida	11.70%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Certificate Class Balance / Initial Notional Amount (1)	Type	Final Scheduled Distribution Date (2)	Modeled Final Distribution Date (3)	Initial Rating (Fitch/S&P) (4)
Offered Certificates
1-A-1	$141,278,000	Senior/Fixed Pass-Through Rate/Super Senior	August 25, 2037	June 25, 2037	AAA/AAA
1-A-2	$21,298,000	Senior/Fixed Pass-Through Rate	August 25, 2037	June 25, 2037	AAA/AAA
1-A-3	$13,922,550	Senior/NAS/Fixed Pass-Through Rate	August 25, 2037	June 25, 2037	AAA/AAA
1-A-4	$5,580,000	Senior/NAS/Fixed Pass Through Rate/ Support	August 25, 2037	June 25, 2037	AAA/AAA
2-A-1	$77,876,000	Senior/ Fixed Pass-Through Rate/ Super Senior	August 25, 2037	June 25, 2037	AAA/AAA
2-A-2	$14,015,800	Senior/Fixed Pass-Through Rate	August 25, 2037	June 25, 2037	AAA/AAA
2-A-3	$51,051,000	Senior/Floating Pass-Through Rate	August 25, 2037	June 25, 2037	AAA/AAA
2-A-4	$51,051,000 (5)	Senior/ Notional Amount/Interest Only/Inverse Floating Pass-Through Rate	August 25, 2037	June 25, 2037	AAA/AAA
2-A-5	$7,130,200	Senior/NAS/Fixed Pass-Through Rate	August 25, 2037	June 25, 2037	AAA/AAA
2-A-6	$3,080,000	Senior/NAS/Fixed Pass-Through Rate/Support	August 25, 2037	June 25, 2037	AAA/AAA
3-A-1	$94,945,912	Senior/Variable Pass-Through Rate	August 25, 2022	April 25, 2022	AAA/AAA
I-X	$22,366,313(5)	Senior/Notional Amount/Interest Only/Fixed Pass-Through Rate/Component	August 25, 2037	June 25, 2037	AAA/AAA
I-PO	$554,079	Senior/Principal Only/Component	August 25, 2037	June 25, 2037	AAA/AAA
A-R	$100	Senior/REMIC Residual	August 25, 2022	April 25, 2022	AAA/AAA
I-B-1	$10,948,400	Subordinate/Variable Pass- Through Rate	August 25, 2037	June 25, 2037	NR/AA
I-B-2	$4,127,800	Subordinate/ Variable Pass- Through Rate	August 25, 2037	June 25, 2037	NR/A
I-B-3	$2,333,100	Subordinate/ Variable Pass- Through Rate	August 25, 2037	June 25, 2037	NR/BBB
II-B-1	$2,298,692	Subordinate/ Variable Pass-Through Rate	August 25, 2022	April 25, 2022	NR/AA
II-B-2	$1,099,374	Subordinate/ Variable Pass-Through Rate	August 25, 2022	April 25, 2022	NR/A
II-B-3	$499,715	Subordinate/Fixed Pass-Through Rate	August 25, 2022	April 25, 2022	NR/BBB
Non-Offered Certificates (6)
I-B-4	$2,512,500	Subordinate/Variable Pass- Through Rate	August 25, 2037	June 25, 2037	NR/BB
I-B-5	$1,794,700	Subordinate/Variable Pass- Through Rate	August 25, 2037	June 25, 2037	NR/B
I-B-6	$1,435,834	Subordinate/Variable Pass- Through Rate	August 25, 2037	June 25, 2037	N/A
II-B-4	$449,744	Subordinate/Fixed Pass-Through Rate	August 25, 2022	April 25, 2022	NR/BB
II-B-5	$399,772	Subordinate/ Variable Pass-Through Rate	August 25, 2022	April 25, 2022	NR/B
II-B-6	$249,857	Subordinate/ Variable Pass-Through Rate	August 25, 2022	April 25, 2022	N/A
P	$100 (7)	Prepayment Charges	N/A	N/A	N/A
L	N/A (8)	Late Payment Fees	N/A	N/A	N/A

______________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The final scheduled distribution date is the distribution date in the month after the month of the latest stated maturity date of any mortgage loan in the respective loan group.

(3)
The modeled final distribution date is based upon (a) an assumed rate of prepayments equal to 100% PPC, (b) the modeling assumptions described under “Description of the Certificates—Structuring Assumptions” in this free writing prospectus and (c) the assumption that the optional termination is not exercised by the servicer as described in this free writing prospectus under “Description of the Certificates—Termination of the Issuing Entity; Optional Termination.”

(4)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch”).  A rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(5)	The notional amounts of Class 2-A-4 and Class I-X Certificates will be calculated as described in this free writing prospectus under “Description of the Certificates—Notional Amount Certificates.”

(6)
The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6, Class P and Class L Certificates are not offered by this free writing prospectus.  Any information contained in this free writing prospectus with respect to the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6, Class P and Class L Certificates is provided only to permit a better understanding of the offered certificates.

(7)	The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.

(8)	The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.

The certificates will also have the following characteristics:

Class	Related Loan Group	Initial Pass-Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	1	6.000%	6.000%	calendar month (2)	30/360 (3)
1-A-2	1	6.000%	6.000%	calendar month (2)	30/360 (3)
1-A-3	1	6.000%	6.000%	calendar month (2)	30/360 (3)
1-A-4	1	6.000%	6.000%	calendar month (2)	30/360 (3)
2-A-1	2	6.250%	6.250%	calendar month (2)	30/360 (3)
2-A-2	2	6.250%	6.250%	calendar month (2)	30/360 (3)
2-A-3	2	5.700%	LIBOR + 0.380% (4)	24th to 25th (5)	30/360 (3)
2-A-4	2	1.300%	6.620% - LIBOR (4)	24th to 25th (5)	30/360 (3)
2-A-5	2	6.250%	6.250%	calendar month (2)	30/360 (3)
2-A-6	2	6.250%	6.250%	calendar month (2)	30/360 (3)
3-A-1	3	6.113%	(6)	calendar month (2)	30/360 (3)
I-X	1, 2	6.500%	6.500%	calendar month (2)	30/360 (3)
I-PO	1, 2	(7)	(7)	N/A	N/A
A-R	3	6.113%	6.113%	calendar month (2)	30/360 (3)
I-B-1	1, 2	6.228%	(8)	calendar month (2)	30/360 (3)
I-B-2	1, 2	6.228%	(8)	calendar month (2)	30/360 (3)
I-B-3	1, 2	6.228%	(8)	calendar month (2)	30/360 (3)
II-B-1	3	6.113%	(6)	calendar month (2)	30/360 (3)
II-B-2	3	6.113%	(6)	calendar month (2)	30/360 (3)
II-B-3	3	6.113%	(6)	calendar month (2)	30/360 (3)
Non-Offered Certificates
I-B-4	1, 2	6.228%	(8)	calendar month (2)	30/360 (3)
I-B-5	1, 2	6.228%	(8)	calendar month (2)	30/360 (3)
I-B-6	1, 2	6.228%	(8)	calendar month (2)	30/360 (3)
II-B-4	3	6.113%	(6)	calendar month (2)	30/360 (3)
II-B-5	3	6.113%	(6)	calendar month (2)	30/360 (3)
II-B-6	3	6.113%	(6)	calendar month (2)	30/360 (3)
P	1, 2, 3	(9)	(9)	N/A	N/A
L	1, 2, 3	(9)	(9)	N/A	N/A
(1)	Reflects the expected pass-through rate as of the closing date.

(2)	The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(3)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4)
The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap, as described in this free writing prospectus under “Description of the Certificates – Interest.”  LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates – Determination of LIBOR.”

(5)
The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month that distribution date occurs (or from and including the closing date, in the case of the first distribution date) to and including the 24th day of the month in which the distribution date occurs.

(6)
The pass-through rate for the Class 3-A-1 Certificates and the group II subordinated certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3.

(7)	The Class I-PO Certificates are principal only certificates are not entitled to any distributions of interest.

(8)	The pass-through rate for each class of group I subordinated certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the sum of:

•	6.00% multiplied by the assumed balance for loan group 1 immediately prior to that distribution date; and

•	6.50% multiplied by the assumed balance for loan group 2 immediately prior to that distribution date;

divided by the sum of the assumed balance for each loan group immediately prior to that distribution date.

(9)	The Class P and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates and Class I-PO-1 and Class I-X-1 Components

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates and Class I-PO-2 and Class I-X-2 Components

Group I Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Group 3 Senior Certificates or Group II Senior Certificate	Class 3-A-1 and Class A-R Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates

Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates

Group I Subordinated Certificates	Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates

Group II Subordinated Certificates	Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates

Group I Certificates	Group I Senior Certificates and Group I Subordinated Certificates

Group II Certificates	Group II Senior Certificates and Group II Subordinated Certificates

Subordinated Certificates	Group I Subordinated Certificates and Group II Subordinated Certificates

Subordinated Certificate Group	Each of the Group I Subordinated Certificates and Group II Subordinated Certificates

LIBOR Certificates	Class 2-A-3 and Class 2-A-4 Certificates

Notional Amount Certificates	Class 2-A-4 and Class I-X Certificates

Super Senior Certificates	Class 1-A-1 and Class 2-A-1 Certificates

Support Certificates	Class 1-A-4 and 2-A-6 Certificates

Class B-1 Certificates	Class I-B-1 and II-B-1 Certificates

Class I-X Components	Class I-X-1 and Class I-X-2 Components

Class I-PO Components	Class I-PO-1 and Class I-PO-2 Components

Offered Certificates	Senior Certificates, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates

Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are book-entry certificates, is the business day immediately prior to such distribution date and (y) for any other class of certificates and any definitive certificates, is the last business day of the month immediately preceding the month of that distribution date.

Denominations

Senior Certificates other than the Class A-R, Class 1-A-2 and Class 2-A-2  Certificates:

$100,000 and multiples of $1,000.

Class 1-A-2 and Class 2-A-2  Certificates:

$1000 and multiples of $1.

Offered Subordinated Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on July 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class and component of interest-bearing certificates is shown in the table on page [S-9].

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, notional amount or component notional amount, as applicable, immediately prior to that distribution date; plus

•	any interest remaining unpaid from prior distribution dates; minus

•	any net interest shortfalls allocated to that class or component for that distribution date.

The Class I-PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class or component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the mortgage rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all related interest-bearing classes and components of certificates, based on their respective interest entitlements (or, in the case of the group I subordinated certificates, based on interest accrued on the share of the applicable assumed balance of each class of group I subordinated certificates, as described more fully under “Description of the Certificates—Interest”), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes or component of certificates in the order described below under “— Priority of Distributions Among Certificates,” interest will be distributed on each class or component of related certificates of equal priority, pro rata, based on their respective entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class or component of certificates will be entitled to receive on the next distribution date.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus under “Description of the Certificates—Principal.”

Aggregate Loan Group I

All payments and other amounts in respect of principal of the mortgage loans in a loan group in aggregate loan group I will be allocated, between the related Class I-PO Component on the one hand, and the related classes of senior certificates (other than the notional amount certificates and the related Class I-PO Component) and the classes of group I subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts.  The non-PO percentage with respect to any mortgage loan in a loan group with an adjusted net mortgage rate less than the related required coupon will equal the adjusted net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will equal 100% minus that non-PO percentage.  With respect to a mortgage loan in a loan group in aggregate loan group I with a an adjusted mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%.  The required coupon for any mortgage loan (i) in loan group 1 is 6.00% and (ii) in loan group 2 is 6.50%.  The applicable non-PO percentage of amounts in respect of principal will be allocated to the related classes senior certificates (other than the related notional amount certificates and the related Class I-PO Component) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of group I subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group in aggregate loan group I, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to stated aggregate of the non-PO percentage of the stated principal balance of the mortgage loans in that loan group; and

•
in the case of principal prepayments on the mortgage loans in a loan group in aggregate loan group I, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage may step down as described in this free writing prospectus.

Aggregate Loan Group II

All payments and other amounts in respect of principal of the mortgage loans in aggregate loan group II will be allocated to the group 3 senior certificates, as set forth below, and any remainder is allocated to the group II subordinated certificates:

•
in the case of scheduled principal collections on the group 3 mortgage loans, the amount allocated to the group 3 senior certificates is based on the ratio of its class certificate balance to the aggregate class certificate balance of the group II certificates;

•
in the case of principal prepayments on the group 3 mortgage loans, the amount allocated to the group 3 senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage may step down as described in this free writing prospectus.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group in an aggregate loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each such loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The notional amount certificates and the notional amount components do not have a class certificate balance  or a component principal balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

General

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to the mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all late payment fees (which are distributable only to the Class L Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan.  The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate.  The servicing fee rate for each mortgage loan will equal either 0.20% or 0.25% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group in an aggregate loan group will be distributed in the following priority:

•	to interest on each interest-bearing class and component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates related to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
in the case of loan group 1 and loan group 2 to any deferred amounts payable on the related Class I-PO Component, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of group I subordinated certificates;

•
to interest on and then principal of the classes of subordinated certificates relating to such aggregate loan group, in the order of their seniority, beginning with the related class of Class B-1 Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts to the Class A-R Certificates.

Priority of Distributions- Group 1 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 1, in each case up to the amount of the senior principal distribution amount for loan group 1, will be distributed as principal of the following classes of group 1 senior certificates, in the following priority:

(1)  concurrently, to the Class 1-A-3 and Class 1-A-4 Certificates, pro rata, the group 1 priority amount, until their respective class certificate balances are reduced to zero;

(2)  sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(3)  concurrently, to the Class 1-A-3 and Class 1-A-4 Certificates, pro rata, without regard to the group 1 priority amount, until their respective class certificate balances are reduced to zero

Priority of Distributions-Group 2 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 2, in each case up to the amount of the senior principal distribution amount for loan group 2, will be distributed as principal of the following classes of loan group 2 senior certificates, as follows:

(A) 66.6666666667% in the following priority:

(i) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, the group 2 priority amount, until their respective Class certificate balances are reduced to zero;

(ii) sequentially, to the Class 2-A-1 and Class 2-A-2, in that order, until their respective class certificate balances are reduced to zero; and

(iii) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, without regard to the group 2 priority amount, until their respective class certificate balances are reduced to zero and

(B) 33.3333333333% to the Class 2-A-3 Certificates until its class certificate balance is reduced to zero.

Priority of Distributions-Group 3 Senior Certificates

On each distribution date, the principal amount related to loan group 3, up to the amount of the senior principal distribution amount for loan group 3, will be distributed as principal of the following classes of group 3 senior certificates, in the following priority:

(1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) to the Class 3-A-1 Certificates until its class certificate balance is reduced to zero.

Class I-PO Certificates:

On each distribution date, principal with respect to loan group 1 and loan group 2 will be distributed to the related Class I-PO Component, in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

•	available funds for that loan group in aggregate loan group I remaining after distribution of interest on the related senior certificates; and

•
a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount for that  loan group I.

Priority of Distributions—Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date and with respect to the loan group or groups in each aggregate loan group, to the extent of available funds available therefor, the (x)  non-PO formula principal amount for a loan group in aggregate loan group I, up to the subordinated principal distribution amount for that loan group and (y) the subordinated principal distribution amount for loan group 3, will be distributed as principal of the classes in the related group of subordinated certificates in order of seniority, beginning with the related class of Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups in the related aggregate loan group (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates in a subordinated certificate group (other than the class of subordinated certificates in that subordinated certificate group then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class (referred to as “restricted class”), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group in the related aggregate loan group.  Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates in the related subordinated certificate group that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

•
with respect to losses on the mortgage loan in aggregate loan group I, the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class I-PO Component; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class I-PO deferred amounts for the related loan group and will be paid on the related Class I-PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for the group I subordinated certificates) before distributions of principal on the group I subordinated certificates and (ii) the class certificate balance of the class of group I subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class I-PO deferred amounts for the related loan group; and

•
the sum of (x) the applicable non-PO percentage of any realized losses on the mortgage loans in the related loan group in aggregate loan group I and (y) any realized losses on the mortgage loans in aggregate loan group II will be allocated in the following order of priority:

•
first, to the subordinated certificates in the related subordinated certificate group in the reverse order of their priority of distribution, beginning with the class of subordinated certificates in that subordinated certificate group outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

•
second, concurrently to the senior certificates related to the applicable loan group (other than the related notional amount certificates and the Class I-PO) Certificates, pro rata, based upon their respective class certificate balances,

•
except that (i) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-6 Certificates until its class certificate balance is reduced to zero.

Credit Enhancement

The issuance of senior certificates and subordinated certificates related to an aggregate loan group by the issuing entity is designed to increase the likelihood that related senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the related classes of subordinated certificates.  Among the subordinated certificates, within each group of subordinated certificates, each class of subordinated certificates will have a distribution priority over the class or classes of certificates in that subordinated certificate group with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group in an aggregate loan group first, to the related group of subordinated certificates, beginning with the class of subordinated certificates in that subordinated certificate group then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.”

Additionally, as described above under “Subordinated Certificates; Applicable Credit Support Percentage Trigger,” unless certain conditions are met, the senior prepayment percentage related to a loan group in an aggregate loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the related subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the aggregate loan group evidenced by the related group of subordinated certificates. Increasing the respective interest of the related subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by those subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group related to aggregate loan group I, other than the related Class I-PO Component, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for the related loan group in aggregate loan group I (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the group I subordinated certificates (or, following the related senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the group I senior certificates of that undercollateralized group, other than the Class I-PO Certificates, until the aggregate class certificate balance of the senior certificates, other than the Class I-PO Certificates, of the undercollateralized group equals the non-PO pool balance for that loan group in aggregate loan group I (such distribution, an “undercollateralization distribution”). If the senior certificates, other than the related Class I-PO Certificates, of a senior certificate group related to aggregate loan group I constitute an undercollateralized group on any distribution date following the related senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group in aggregate loan group I remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class I-PO Component, of that senior certificate group.

Accordingly, the group I subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

There is no cross-collateralization permitted between the group I certificates and the group II certificates.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the trust fund relating to an aggregate loan group and retire all related outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans in that aggregate loan group and related real estate owned by the trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans in that aggregate loan group as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC.  The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class L and Class A-R Certificates, will represent the regular interests in the master REMIC.  The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates and, until they have been underwritten or placed by an underwriter meeting certain requirements, the Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2, Class II-B-3 and Class I-PO Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class I-B-1 and Class II-B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Mortgage Loans

Loan Group 1 Mortgage Rates for the Group 1 Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 – 5.500	1	$242,620.32	0.12%	$242,620.32	5.500%	656	70.84%
5.501 – 6.000	8	4,627,824.37	2.37	578,478.05	5.939	718	63.22
6.001 – 6.500	135	89,087,182.69	45.68	659,905.06	6.430	722	69.76
6.501 – 7.000	151	101,060,991.27	51.82	669,278.09	6.692	715	71.66
Total	295	$195,018,618.65	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.553% per annum.

Current Principal Balances for the Group 1 Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50,000.01 – 100,000.00	1	$80,895.41	0.04%	$80,895.41	6.625%	620	38.57%
100,000.01 – 150,000.00	1	147,870.03	0.08	147,870.03	6.500	762	80.00
150,000.01 – 200,000.00	3	519,845.87	0.27	173,281.96	6.613	644	57.89
200,000.01 – 250,000.00	2	489,947.20	0.25	244,973.60	6.005	714	75.46
250,000.01 – 300,000.00	1	270,000.00	0.14	270,000.00	6.250	639	54.11
300,000.01 – 350,000.00	3	964,083.98	0.49	321,361.33	6.535	675	77.01
350,000.01 – 400,000.00	5	1,882,218.96	0.97	376,443.79	6.372	702	74.48
400,000.01 – 450,000.00	26	11,250,644.15	5.77	432,717.08	6.538	715	73.31
450,000.01 – 500,000.00	40	19,082,965.24	9.79	477,074.13	6.567	700	73.76
500,000.01 – 550,000.00	43	22,675,970.63	11.63	527,348.15	6.553	706	71.18
550,000.01 – 600,000.00	32	18,331,516.28	9.40	572,859.88	6.570	711	75.38
600,000.01 – 650,000.00	26	16,305,953.07	8.36	627,152.04	6.529	708	71.91
650,000.01 – 700,000.00	20	13,505,651.28	6.93	675,282.56	6.526	724	69.12
700,000.01 – 750,000.00	20	14,601,763.69	7.49	730,088.18	6.477	718	73.85
750,000.01 – 800,000.00	13	10,041,253.30	5.15	772,404.10	6.566	717	71.11
800,000.01 – 850,000.00	7	5,809,242.71	2.98	829,891.82	6.644	721	68.39
850,000.01 – 900,000.00	6	5,347,700.00	2.74	891,283.33	6.564	752	71.09
900,000.01 – 950,000.00	5	4,607,000.00	2.36	921,400.00	6.575	728	73.98
950,000.01 – 1,000,000.00	16	15,805,935.18	8.10	987,870.95	6.602	735	63.58
1,000,000.01 – 1,250,000.00	18	20,266,161.67	10.39	1,125,897.87	6.556	720	64.21
1,250,000.01 – 1,500,000.00	3	4,297,000.00	2.20	1,432,333.33	6.545	754	76.96
1,500,000.01 – 1,750,000.00	1	1,680,000.00	0.86	1,680,000.00	6.750	778	70.00
2,000,000.01 – 2,500,000.00	3	7,055,000.00	3.62	2,351,666.67	6.581	756	64.62
Total	295	$195,018,618.65	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $661,080.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01 – 30.00	2	$915,280.78	0.47%	$457,640.39	6.273%	763	24.42%
30.01 – 40.00	8	5,631,534.15	2.89	703,941.77	6.466	671	37.35
40.01 – 50.00	11	7,488,851.64	3.84	680,804.69	6.548	725	45.06
50.01 – 60.00	29	21,794,295.09	11.18	751,527.42	6.582	709	57.16
60.01 – 70.00	65	46,888,766.34	24.04	721,365.64	6.529	717	66.46
70.01 – 80.00	159	101,739,256.30	52.17	639,869.54	6.559	721	77.76
80.01 – 90.00	15	7,886,425.52	4.04	525,761.70	6.585	738	85.42
90.01 – 100.00	6	2,674,208.83	1.37	445,701.47	6.690	721	93.43
Total	295	$195,018,618.65	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 70.59%.

Original Term To Stated Maturity for the Group 1 Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	295	$195,018,618.65	100.00%	$661,080.06	6.553%	718	70.59%
Total	295	$195,018,618.65	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
354	3	$1,054,114.44	0.54%	$351,371.48	6.294%	662	69.87%
355	3	1,129,174.51	0.58	376,391.50	6.261	702	77.01
356	3	1,121,611.95	0.58	373,870.65	6.649	715	78.33
357	13	5,653,148.36	2.90	434,857.57	6.467	717	65.02
358	6	1,938,020.20	0.99	323,003.37	6.217	686	73.33
359	61	38,452,597.88	19.72	630,370.46	6.594	716	72.11
360	206	145,669,951.31	74.70	707,135.69	6.553	720	70.27
Total	295	$195,018,618.65	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alaska	1	$604,453.07	0.31%	$604,453.07	6.500%	801	82.31%
Arizona	3	1,663,731.78	0.85	554,577.26	6.663	718	76.86
California	175	118,845,052.72	60.94	679,114.59	6.547	722	69.74
Colorado	3	1,784,845.65	0.92	594,948.55	6.660	662	66.49
Connecticut	2	1,659,400.00	0.85	829,700.00	6.616	788	71.64
District of Columbia	1	457,000.00	0.23	457,000.00	6.750	666	69.99
Florida	15	8,658,243.57	4.44	577,216.24	6.560	712	66.53
Hawaii	2	1,430,000.00	0.73	715,000.00	6.572	721	55.76
Illinois	1	675,000.00	0.35	675,000.00	6.375	784	51.92
Indiana	2	797,870.03	0.41	398,935.02	6.602	659	45.98
Maryland	2	1,245,500.00	0.64	622,750.00	6.636	670	73.19
Massachusetts	5	3,222,104.17	1.65	644,420.83	6.383	686	66.13
Minnesota	3	3,320,000.00	1.70	1,106,666.67	6.656	757	78.08
Montana	1	554,510.33	0.28	554,510.33	6.625	753	77.08
Nevada	2	1,124,000.00	0.58	562,000.00	6.625	754	80.00
New Jersey	4	1,992,900.59	1.02	498,225.15	6.571	667	64.03
New York	43	27,222,817.33	13.96	633,088.78	6.527	707	72.71
North Carolina	2	1,147,865.15	0.59	573,932.58	6.674	699	75.86
Oklahoma	1	779,328.43	0.40	779,328.43	6.750	749	80.00
Oregon	4	2,242,238.85	1.15	560,559.71	6.624	744	70.40
Pennsylvania	1	422,635.81	0.22	422,635.81	6.750	712	88.03
South Carolina	3	2,824,163.23	1.45	941,387.74	6.540	673	57.38
Texas	4	2,800,679.11	1.44	700,169.78	6.600	730	79.22
Utah	1	422,386.02	0.22	422,386.02	6.750	762	90.33
Virginia	9	5,637,970.00	2.89	626,441.11	6.544	698	78.96
Washington	3	2,234,353.30	1.15	744,784.43	6.586	763	82.74
West Virginia	1	499,569.51	0.26	499,569.51	6.750	731	90.91
Wisconsin	1	750,000.00	0.38	750,000.00	6.500	761	78.37
Total	295	$195,018,618.65	100.00%

Mortgagors’ FICO Credit Scores for the Group 1 Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
620 – 639	29	$14,568,290.39	7.47%	$502,354.84	6.571%	629	66.83%
640 – 659	29	17,285,768.75	8.86	596,060.99	6.486	651	66.69
660 – 679	31	19,231,867.31	9.86	620,382.82	6.594	669	69.00
680 – 699	33	20,351,255.53	10.44	616,704.71	6.567	691	72.47
700 – 719	33	24,289,105.26	12.45	736,033.49	6.584	709	68.98
720 – 739	35	22,887,623.11	11.74	653,932.09	6.529	730	72.23
740 – 759	38	28,487,320.13	14.61	749,666.32	6.561	750	75.67
760 – 779	36	25,745,987.54	13.20	715,166.32	6.579	771	70.06
780 – 799	20	14,998,626.40	7.69	749,931.32	6.513	789	66.83
800 – 819	11	7,172,774.23	3.68	652,070.38	6.461	805	76.39
Total	295	$195,018,618.65	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 718.

Types of Mortgaged Properties for the Group 1 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	213	$137,293,247.23	70.40%	$644,569.24	6.560%	717	70.31%
Planned Unit Development (PUD)	38	28,253,023.61	14.49	743,500.62	6.553	727	70.90
Low-Rise Condominium	12	7,767,257.89	3.98	647,271.49	6.589	725	71.88
Two-Family Residence	15	9,519,050.59	4.88	634,603.37	6.495	691	74.93
High-Rise Condominium	6	4,233,250.00	2.17	705,541.67	6.424	736	77.50
Four-Family Residence	2	2,101,950.00	1.08	1,050,975.00	6.691	716	65.29
Three-Family Residence	4	3,339,600.70	1.71	834,900.18	6.397	752	58.57
Townhouse	4	2,096,504.94	1.08	524,126.24	6.712	684	78.95
Coop	1	414,733.69	0.21	414,733.69	6.000	795	28.69
Total	295	$195,018,618.65	100.00%

Purposes of the Group 1 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	79	$56,290,955.77	28.86%	$712,543.74	6.499%	732	74.01%
Refinance (Rate/Term)	73	48,524,575.26	24.88	664,720.21	6.590	726	73.17
Refinance (Cash Out)	143	90,203,087.62	46.25	630,790.82	6.567	706	67.07
Total	295	$195,018,618.65	100.00%

Occupancy Types for the Group 1 Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	262	$172,847,510.39	88.63%	$659,723.32	6.553%	718	71.57%
Secondary Home	14	7,995,319.00	4.10	571,094.21	6.550	679	61.69
Investment	19	14,175,789.26	7.27	746,094.17	6.553	740	63.69
Total	295	$195,018,618.65	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans
Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	64	$44,269,923.69	22.70%	$691,717.56	6.524%	733	75.18%
Stated Income	151	100,041,928.92	51.30	662,529.33	6.569	717	71.24
No Ratio	29	18,526,823.99	9.50	638,856.00	6.614	716	71.97
No Income/No Asset	11	5,705,730.04	2.93	518,702.73	6.566	679	66.70
No Doc	40	26,474,212.01	13.58	661,855.30	6.496	709	60.34
Total	295	$195,018,618.65	100.00%

Loan Ages for the Group 1 Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	206	$145,669,951.31	74.70%	$707,135.69	6.553%	720	70.27%
1	61	38,452,597.88	19.72	630,370.46	6.594	716	72.11
2	6	1,938,020.20	0.99	323,003.37	6.217	686	73.33
3	13	5,653,148.36	2.90	434,857.57	6.467	717	65.02
4	3	1,121,611.95	0.58	373,870.65	6.649	715	78.33
5	3	1,129,174.51	0.58	376,391.50	6.261	702	77.01
6	3	1,054,114.44	0.54	351,371.48	6.294	662	69.87
Total	295	$195,018,618.65	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 1 Mortgage Loans
Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Fully Amortizing	170	$116,824,226.65	59.90%	$687,201.33	6.556%	720	70.07%
Balloon Loans	15	5,936,765.39	3.04	395,784.36	6.471	703	70.21
Interest Only Loans	110	72,257,626.61	37.05	656,887.51	6.554	718	71.47
Total	295	$195,018,618.65	100.00%

Original Interest Only Terms of the Group 1 Mortgage Loans
Original Interest Only Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	185	$122,760,992.04	62.95%	$663,572.93	6.552%	719	70.07%
120	110	72,257,626.61	37.05	656,887.51	6.554	718	71.47
Total	295	$195,018,618.65	100.00%

Prepayment Charge Terms and Type of the Group 1 Mortgage Loans
Prepayment Charge Term and Type (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	250	$167,143,901.14	85.71%	$668,575.60	6.552%	721	70.63%
12-Hard	19	12,922,734.31	6.63	680,143.91	6.602	693	70.95
24-Hard	3	1,497,494.44	0.77	499,164.81	6.399	748	64.69
36-Hard	23	13,454,488.76	6.90	584,977.77	6.534	707	70.46
Total	295	$195,018,618.65	100.00%

Origination Channels for the Group 1 Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Mortgage Professionals	197	$124,694,469.81	63.94%	$632,966.85	6.571%	719	71.66%
Correspondent	97	69,799,148.84	35.79	719,578.85	6.519	718	68.80
Consumer Direct	1	525,000.00	0.27	525,000.00	6.750	658	55.26
Total	295	$195,018,618.65	100.00%

Loan Group 2 Mortgage Rates for the Group 2 Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
6.501 – 7.000	136	$85,231,516.80	52.00%	$626,702.33	6.905%	706	72.81%
7.001 – 7.500	82	47,206,096.50	28.80	575,684.10	7.290	692	76.31
7.501 – 8.000	46	22,907,551.27	13.97	497,990.25	7.740	690	77.81
8.001 – 8.500	15	5,266,898.47	3.21	351,126.56	8.228	687	80.87
8.501 – 9.000	7	3,017,829.51	1.84	431,118.50	8.796	688	82.67
9.001 or greater	3	289,452.16	0.18	96,484.05	9.728	660	87.51
Total	289	$163,919,344.71	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 7.215% per annum.

Current Principal Balances for the Group 2 Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
.01 – 50,000.00	2	$94,225.89	0.06%	$47,112.95	8.618%	676	48.61%
50,000.01 – 100,000.00	8	554,302.00	0.34	69,287.75	8.248	684	71.46
100,000.01 – 150,000.00	5	641,588.52	0.39	128,317.70	8.117	657	80.31
150,000.01 – 200,000.00	6	1,015,023.05	0.62	169,170.51	7.429	677	72.11
200,000.01 – 250,000.00	5	1,122,994.01	0.69	224,598.80	7.344	660	80.98
300,000.01 – 350,000.00	3	944,306.45	0.58	314,768.82	6.998	649	45.26
350,000.01 – 400,000.00	3	1,089,823.62	0.66	363,274.54	7.219	703	82.20
400,000.01 – 450,000.00	46	20,022,606.39	12.21	435,274.05	7.488	684	79.70
450,000.01 – 500,000.00	38	18,051,201.72	11.01	475,031.62	7.291	679	77.06
500,000.01 – 550,000.00	30	15,809,990.00	9.64	526,999.67	7.167	712	73.79
550,000.01 – 600,000.00	34	19,465,570.73	11.88	572,516.79	7.220	687	78.43
600,000.01 – 650,000.00	27	16,960,452.87	10.35	628,164.92	7.162	693	76.75
650,000.01 – 700,000.00	20	13,555,562.03	8.27	677,778.10	7.231	711	76.16
700,000.01 – 750,000.00	31	22,718,727.86	13.86	732,862.19	7.208	710	75.84
750,000.01 – 800,000.00	9	7,109,159.16	4.34	789,906.57	6.944	727	68.25
800,000.01 – 850,000.00	6	4,961,200.00	3.03	826,866.67	7.084	716	73.10
850,000.01 – 900,000.00	3	2,660,000.00	1.62	886,666.67	6.875	730	73.23
900,000.01 – 950,000.00	1	940,000.00	0.57	940,000.00	6.875	637	69.63
950,000.01 – 1,000,000.00	4	3,999,999.00	2.44	999,999.75	7.031	737	71.84
1,000,000.01 – 1,250,000.00	1	1,248,000.00	0.76	1,248,000.00	6.890	689	80.00
1,250,000.01 – 1,500,000.00	4	5,407,595.20	3.30	1,351,898.80	6.906	701	55.60
1,500,000.01 – 1,750,000.00	1	1,700,000.00	1.04	1,700,000.00	7.250	740	62.96
1,750,000.01 – 2,000,000.00	1	1,785,000.00	1.09	1,785,000.00	7.500	715	70.00
2,000,000.01 – 2,250,000.00	1	2,062,016.21	1.26	2,062,016.21	6.875	701	65.00
Total	289	$163,919,344.71	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $567,195.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01 – 30.00	1	$49,846.38	0.03%	$49,846.38	8.500%	685	20.66%
30.01 – 40.00	6	3,790,957.53	2.31	631,826.26	7.003	728	36.12
40.01 – 50.00	13	5,845,810.13	3.57	449,677.70	7.084	682	45.72
50.01 – 60.00	10	6,051,605.61	3.69	605,160.56	7.004	737	58.16
60.01 – 70.00	39	27,697,976.54	16.90	710,204.53	7.181	690	67.13
70.01 – 80.00	178	102,503,058.33	62.53	575,859.88	7.196	700	78.61
80.01 – 90.00	26	11,450,202.87	6.99	440,392.42	7.496	701	87.25
90.01 or greater	16	6,529,887.32	3.98	408,117.96	7.592	686	94.67
Total	289	$163,919,344.71	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 74.98%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	289	$163,919,344.71	100.00%	$567,194.96	7.215%	699	74.98%
Total	289	$163,919,344.71	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
225	1	$55,765.20	0.03%	$55,765.20	8.375%	802	41.75%
347	1	376,374.99	0.23	376,374.99	7.750	756	86.36
348	1	206,977.17	0.13	206,977.17	7.250	719	85.31
351	2	535,354.27	0.33	267,677.14	7.693	670	78.05
352	4	631,693.53	0.39	157,923.38	7.690	649	61.39
353	6	1,348,055.88	0.82	224,675.98	7.235	683	74.95
354	7	1,249,444.77	0.76	178,492.11	7.558	662	80.88
355	3	262,785.80	0.16	87,595.27	9.416	669	77.02
356	5	1,286,820.26	0.79	257,364.05	7.046	656	77.82
357	11	4,109,257.71	2.51	373,568.88	7.105	714	80.33
358	6	2,716,943.36	1.66	452,823.89	7.598	686	79.22
359	51	29,892,998.18	18.24	586,137.22	7.196	702	75.97
360	191	121,246,873.59	73.97	634,800.39	7.201	699	74.39
Total	289	$163,919,344.71	100.00%
____________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona	9	$6,872,722.73	4.19%	$763,635.86	7.083%	706	62.09%
California	118	70,037,021.77	42.73	593,534.08	7.210	704	74.63
Colorado	7	4,021,288.80	2.45	574,469.83	7.303	712	76.79
Connecticut	4	1,516,315.24	0.93	379,078.81	7.487	678	78.59
Delaware	1	750,000.00	0.46	750,000.00	7.000	631	78.95
District of Columbia	1	573,750.00	0.35	573,750.00	7.250	633	75.00
Florida	15	7,265,164.37	4.43	484,344.29	7.197	674	75.68
Georgia	1	218,357.01	0.13	218,357.01	8.375	647	90.00
Hawaii	2	2,075,000.00	1.27	1,037,500.00	7.271	685	68.10
Idaho	1	1,785,000.00	1.09	1,785,000.00	7.500	715	70.00
Illinois	1	480,000.00	0.29	480,000.00	7.000	763	80.00
Louisiana	1	675,500.00	0.41	675,500.00	7.000	620	70.00
Maryland	6	3,365,549.98	2.05	560,925.00	7.170	673	79.30
Massachusetts	10	5,537,604.09	3.38	553,760.41	7.338	721	78.48
Michigan	5	2,563,121.65	1.56	512,624.33	7.523	695	69.87
Missouri	4	1,034,017.75	0.63	258,504.44	7.176	666	81.17
Nevada	2	1,227,000.00	0.75	613,500.00	7.065	635	85.06
New Hampshire	2	812,248.63	0.50	406,124.32	8.110	696	74.45
New Jersey	17	8,773,569.38	5.35	516,092.32	7.304	692	74.38
New Mexico	1	158,141.50	0.10	158,141.50	8.500	625	95.00
New York	47	26,713,160.87	16.30	568,365.12	7.056	700	77.24
North Carolina	3	2,587,113.55	1.58	862,371.18	7.328	751	70.46
Ohio	4	948,611.41	0.58	237,152.85	7.201	757	60.03
Oklahoma	1	222,659.83	0.14	222,659.83	6.875	690	80.00
Oregon	2	1,225,997.42	0.75	612,998.71	7.206	669	73.11
Pennsylvania	1	76,512.74	0.05	76,512.74	10.000	644	80.00
Rhode Island	1	700,000.00	0.43	700,000.00	7.500	677	80.00
South Carolina	2	1,387,000.00	0.85	693,500.00	7.449	647	77.35
Tennessee	1	441,750.00	0.27	441,750.00	7.625	640	95.00
Texas	6	3,024,490.26	1.85	504,081.71	7.199	704	76.99
Vermont	1	487,000.00	0.30	487,000.00	7.875	658	57.29
Virginia	6	3,386,600.73	2.07	564,433.46	7.188	711	79.22
Washington	6	2,977,075.00	1.82	496,179.17	7.325	684	80.09
Total	289	$163,919,344.71	100.00%

Mortgagors’ FICO Credit Scores for the Group 2 Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
620 - 639	39	$17,065,497.11	10.41%	$437,576.85	7.225%	630	72.68%
640 - 659	49	25,642,487.06	15.64	523,316.06	7.341	651	73.97
660 - 679	43	21,806,564.61	13.30	507,129.41	7.322	670	78.57
680 - 699	48	29,637,840.68	18.08	617,455.01	7.209	689	76.89
700 - 719	23	16,005,229.54	9.76	695,879.55	7.233	708	73.99
720 - 739	19	10,270,539.57	6.27	540,554.71	7.033	727	76.81
740 - 759	25	17,082,257.08	10.42	683,290.28	7.119	748	76.40
760 - 779	23	14,363,748.27	8.76	624,510.79	7.071	769	73.05
780 - 799	14	9,618,365.59	5.87	687,026.11	7.077	787	67.83
800 - 819	6	2,426,815.20	1.48	404,469.20	7.674	808	75.10
Total	289	$163,919,344.71	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 699.

Types of Mortgaged Properties for the Group 2 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	184	$103,978,234.02	63.43%	$565,099.10	7.212%	695	73.80%
Planned Unit Development (PUD)	50	31,996,924.84	19.52	639,938.50	7.243	704	76.66
Low-Rise Condominium	15	8,226,114.71	5.02	548,407.65	7.455	694	78.96
Two Family Residence	27	14,383,361.47	8.77	532,717.09	7.088	711	78.95
High-Rise Condominium	5	2,802,528.57	1.71	560,505.71	7.064	726	80.00
Three Family Residence	4	1,636,446.77	1.00	409,111.69	7.125	757	65.32
Townhouse	1	455,000.00	0.28	455,000.00	6.875	623	65.00
Coop	3	440,734.33	0.27	146,911.44	7.166	644	43.97
Total	289	$163,919,344.71	100.00%

Purposes of the Group 2 Mortgage Loans
	Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	88	$49,529,169.03	30.22%	$562,831.47	7.272%	717	79.70%
Refinance (Rate/Term)	61	36,518,446.03	22.28	598,663.05	7.088	711	74.39
Refinance (Cash Out)	140	77,871,729.65	47.51	556,226.64	7.239	682	72.26
	Total	289	$163,919,344.71	100.00%

Occupancy Types for the Group 2 Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	249	$141,040,817.62	86.04%	$566,428.99	7.205%	696	75.35%
Secondary Home	11	6,856,190.22	4.18	623,290.02	7.229	717	70.78
Investment	29	16,022,336.87	9.77	552,494.37	7.297	722	73.58
Total	289	$163,919,344.71	100.00%
____________
(1) Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 2 Mortgage Loans
Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	44	$22,350,071.42	13.63%	$507,956.17	7.216%	686	80.36%
Fast Forward	1	520,000.00	0.32	520,000.00	7.625	787	80.00
Stated Income	132	80,208,090.26	48.93	607,637.05	7.177	699	75.61
No Ratio	50	29,191,602.92	17.81	583,832.06	7.187	699	77.02
No Income/No Asset	17	8,535,387.19	5.21	502,081.60	7.233	686	69.52
No Doc	45	23,114,192.92	14.10	513,648.73	7.368	716	66.97
Total	289	$163,919,344.71	100.00%

Loan Ages for the Group 2 Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	191	$121,246,873.59	73.97%	$634,800.39	7.201%	699	74.39%
1	51	29,892,998.18	18.24	586,137.22	7.196	702	75.97
2	6	2,716,943.36	1.66	452,823.89	7.598	686	79.22
3	11	4,109,257.71	2.51	373,568.88	7.105	714	80.33
4	5	1,286,820.26	0.79	257,364.05	7.046	656	77.82
5	3	262,785.80	0.16	87,595.27	9.416	669	77.02
6	7	1,249,444.77	0.76	178,492.11	7.558	662	80.88
7	6	1,348,055.88	0.82	224,675.98	7.235	683	74.95
8	4	631,693.53	0.39	157,923.38	7.690	649	61.39
9	2	535,354.27	0.33	267,677.14	7.693	670	78.05
12	1	206,977.17	0.13	206,977.17	7.250	719	85.31
13	1	376,374.99	0.23	376,374.99	7.750	756	86.36
135	1	55,765.20	0.03	55,765.20	8.375	802	41.75
Total	289	$163,919,344.71	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 1 month.

Loan Programs for the Group 2 Mortgage Loans
Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Fully Amortizing	124	$70,267,271.02	42.87%	$566,671.54	7.148%	702	74.83%
Balloon Loans	19	7,265,695.42	4.43	382,405.02	7.439	678	77.15
Interest Only Loans	146	86,386,378.27	52.70	591,687.52	7.251	699	74.93
Total	289	$163,919,344.71	100.00%

Original Interest Only Terms for Group 2 Mortgage Loans
Original Interest Only Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	143	$77,532,966.44	47.30%	$542,188.58	7.175%	700	75.05%
120	146	86,386,378.27	52.70	591,687.52	7.251	699	74.93
Total	289	$163,919,344.71	100.00%

Prepayment Charge Terms and Type of the Group 2 Mortgage Loans
Prepayment Charge Term and Type (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	215	$125,144,036.24	76.34%	$582,065.28	7.229%	701	74.88%
12-Hard	17	10,836,916.01	6.61	637,465.65	7.270	702	72.94
24-Hard	4	1,925,764.05	1.17	481,441.01	6.947	712	75.35
36-Hard	53	26,012,628.41	15.87	490,804.31	7.146	688	76.33
Total	289	$163,919,344.71	100.00%

Origination Channels for the Group 2 Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Mortgage Professionals	182	$101,581,687.75	61.97%	$558,141.14	7.235%	698	74.80%
Correspondent	104	61,400,496.17	37.46	590,389.39	7.188	701	75.22
Consumer Direct	3	937,160.79	0.57	312,386.93	6.888	677	79.91
Total	289	$163,919,344.71	100.00%

Aggregate Loan Group I Mortgage Rates for the Aggregate Loan Group I Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
5.000 – 5.500	1	$242,620.32	0.07%	$242,620.32	5.500%	656	70.84%
5.501 – 6.000	8	4,627,824.37	1.29	578,478.05	5.939	718	63.22
6.001 – 6.500	135	89,087,182.69	24.82	659,905.06	6.430	722	69.76
6.501 – 7.000	287	186,292,508.07	51.90	649,102.82	6.790	711	72.19
7.001 – 7.500	82	47,206,096.50	13.15	575,684.10	7.290	692	76.31
7.501 – 8.000	46	22,907,551.27	6.38	497,990.25	7.740	690	77.81
8.001 – 8.500	15	5,266,898.47	1.47	351,126.56	8.228	687	80.87
8.501 – 9.000	7	3,017,829.51	0.84	431,118.50	8.796	688	82.67
9.001 or greater	3	289,452.16	0.08	96,484.05	9.728	660	87.51
Total	584	$358,937,963.36	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Aggregate Loan Group I Mortgage Loans was approximately 6.855% per annum.

Current Principal Balances for the Aggregate Loan Group I Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01 – 50,000.00	2	$94,225.89	0.03%	$47,112.95	8.618%	676	48.61%
50,000.01 – 100,000.00	9	635,197.41	0.18	70,577.49	8.041	676	67.27
100,000.01 – 150,000.00	6	789,458.55	0.22	131,576.43	7.814	677	80.25
150,000.01 – 200,000.00	9	1,534,868.92	0.43	170,540.99	7.153	666	67.30
200,000.01 – 250,000.00	7	1,612,941.21	0.45	230,420.17	6.937	676	79.30
250,000.01 – 300,000.00	1	270,000.00	0.08	270,000.00	6.250	639	54.11
300,000.01 – 350,000.00	6	1,908,390.43	0.53	318,065.07	6.764	662	61.30
350,000.01 – 400,000.00	8	2,972,042.58	0.83	371,505.32	6.682	703	77.31
400,000.01 – 450,000.00	72	31,273,250.54	8.71	434,350.70	7.146	695	77.40
450,000.01 – 500,000.00	78	37,134,166.96	10.35	476,079.06	6.919	690	75.36
500,000.01 – 550,000.00	73	38,485,960.63	10.72	527,204.94	6.805	708	72.25
550,000.01 – 600,000.00	66	37,797,087.01	10.53	572,683.14	6.905	699	76.95
600,000.01 – 650,000.00	53	33,266,405.94	9.27	627,668.04	6.852	701	74.38
650,000.01 – 700,000.00	40	27,061,213.31	7.54	676,530.33	6.879	717	72.65
700,000.01 – 750,000.00	51	37,320,491.55	10.40	731,774.34	6.922	713	75.06
750,000.01 – 800,000.00	22	17,150,412.46	4.78	779,564.20	6.723	721	69.92
800,000.01 – 850,000.00	13	10,770,442.71	3.00	828,495.59	6.847	719	70.56
850,000.01 – 900,000.00	9	8,007,700.00	2.23	889,744.44	6.667	745	71.80
900,000.01 – 950,000.00	6	5,547,000.00	1.55	924,500.00	6.626	713	73.24
950,000.01 – 1,000,000.00	20	19,805,934.18	5.52	990,296.71	6.689	735	65.25
1,000,000.01 – 1,250,000.00	19	21,514,161.67	5.99	1,132,324.30	6.575	718	65.13
1,250,000.01 – 1,500,000.00	7	9,704,595.20	2.70	1,386,370.74	6.746	725	65.06
1,500,000.01 – 1,750,000.00	2	3,380,000.00	0.94	1,690,000.00	7.001	759	66.46
1,750,000.01 – 2,000,000.00	1	1,785,000.00	0.50	1,785,000.00	7.500	715	70.00
2,000,000.01 – 2,500,000.00	4	9,117,016.21	2.54	2,279,254.05	6.647	743	64.71
Total	584	$358,937,963.36	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Aggregate Loan Group I Mortgage Loans was approximately $614,620.

Original Loan-to-Value Ratios for the Aggregate Loan Group I Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01 – 30.00	3	$965,127.16	0.27%	$321,709.05	6.388%	759	24.22%
30.01 – 40.00	14	9,422,491.68	2.63	673,035.12	6.682	694	36.86
40.01 – 50.00	24	13,334,661.77	3.72	555,610.91	6.783	706	45.35
50.01 – 60.00	39	27,845,900.70	7.76	713,997.45	6.674	715	57.38
60.01 – 70.00	104	74,586,742.88	20.78	717,180.22	6.771	707	66.71
70.01 – 80.00	337	204,242,314.63	56.90	606,060.28	6.879	710	78.19
80.01 – 90.00	41	19,336,628.39	5.39	471,625.08	7.124	716	86.50
90.01– 100.00	22	9,204,096.15	2.56	418,368.01	7.330	696	94.31
Total	584	$358,937,963.36	100.00%
____________
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Aggregate Loan Group I Mortgage Loans was approximately 72.60%.

Original Term To Stated Maturity for the Aggregate Loan Group I Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	584	$358,937,963.36	100.00%	$614,619.80	6.855%	710	72.60%
Total	584	$358,937,963.36	100.00%

Remaining Terms to Stated Maturity for the Aggregate Loan Group I Mortgage Loans(1)
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
225	1	$55,765.20	0.02%	$55,765.20	8.375%	802	41.75%
347	1	376,374.99	0.10	376,374.99	7.750	756	86.36
348	1	206,977.17	0.06	206,977.17	7.250	719	85.31
351	2	535,354.27	0.15	267,677.14	7.693	670	78.05
352	4	631,693.53	0.18	157,923.38	7.690	649	61.39
353	6	1,348,055.88	0.38	224,675.98	7.235	683	74.95
354	10	2,303,559.21	0.64	230,355.92	6.979	662	75.84
355	6	1,391,960.31	0.39	231,993.39	6.857	696	77.01
356	8	2,408,432.21	0.67	301,054.03	6.861	683	78.06
357	24	9,762,406.07	2.72	406,766.92	6.735	716	71.46
358	12	4,654,963.56	1.30	387,913.63	7.023	686	76.77
359	112	68,345,596.06	19.04	610,228.54	6.857	710	73.80
360	397	266,916,824.90	74.36	672,334.57	6.848	711	72.14
Total	584	$358,937,963.36	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Aggregate Loan Group I Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Aggregate Loan Group I Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alaska	1	$604,453.07	0.17%	$604,453.07	6.500%	801	82.31%
Arizona	12	8,536,454.51	2.38	711,371.21	7.001	709	64.97
California	293	188,882,074.49	52.62	644,648.72	6.793	715	71.55
Colorado	10	5,806,134.45	1.62	580,613.45	7.105	696	73.63
Connecticut	6	3,175,715.24	0.88	529,285.87	7.032	736	74.96
Delaware	1	750,000.00	0.21	750,000.00	7.000	631	78.95
District of Columbia	2	1,030,750.00	0.29	515,375.00	7.028	648	72.78
Florida	30	15,923,407.94	4.44	530,780.26	6.851	695	70.71
Georgia	1	218,357.01	0.06	218,357.01	8.375	647	90.00
Hawaii	4	3,505,000.00	0.98	876,250.00	6.986	700	63.06
Idaho	1	1,785,000.00	0.50	1,785,000.00	7.500	715	70.00
Illinois	2	1,155,000.00	0.32	577,500.00	6.635	775	63.59
Indiana	2	797,870.03	0.22	398,935.02	6.602	659	45.98
Louisiana	1	675,500.00	0.19	675,500.00	7.000	620	70.00
Maryland	8	4,611,049.98	1.28	576,381.25	7.026	672	77.65
Massachusetts	15	8,759,708.26	2.44	583,980.55	6.987	708	73.93
Michigan	5	2,563,121.65	0.71	512,624.33	7.523	695	69.87
Minnesota	3	3,320,000.00	0.92	1,106,666.67	6.656	757	78.08
Missouri	4	1,034,017.75	0.29	258,504.44	7.176	666	81.17
Montana	1	554,510.33	0.15	554,510.33	6.625	753	77.08
Nevada	4	2,351,000.00	0.65	587,750.00	6.855	692	82.64
New Hampshire	2	812,248.63	0.23	406,124.32	8.110	696	74.45
New Jersey	21	10,766,469.97	3.00	512,689.05	7.168	688	72.46
New Mexico	1	158,141.50	0.04	158,141.50	8.500	625	95.00
New York	90	53,935,978.20	15.03	599,288.65	6.789	704	74.96
North Carolina	5	3,734,978.70	1.04	746,995.74	7.127	735	72.12
Ohio	4	948,611.41	0.26	237,152.85	7.201	757	60.03
Oklahoma	2	1,001,988.26	0.28	500,994.13	6.778	736	80.00
Oregon	6	3,468,236.27	0.97	578,039.38	6.830	717	71.36
Pennsylvania	2	499,148.55	0.14	249,574.28	7.248	702	86.80
Rhode Island	1	700,000.00	0.20	700,000.00	7.500	677	80.00
South Carolina	5	4,211,163.23	1.17	842,232.65	6.839	665	63.96
Tennessee	1	441,750.00	0.12	441,750.00	7.625	640	95.00
Texas	10	5,825,169.37	1.62	582,516.94	6.911	716	78.06
Utah	1	422,386.02	0.12	422,386.02	6.750	762	90.33
Vermont	1	487,000.00	0.14	487,000.00	7.875	658	57.29
Virginia	15	9,024,570.73	2.51	601,638.05	6.785	703	79.06
Washington	9	5,211,428.30	1.45	579,047.59	7.008	718	81.23
West Virginia	1	499,569.51	0.14	499,569.51	6.750	731	90.91
Wisconsin	1	750,000.00	0.21	750,000.00	6.500	761	78.37
Total	584	$358,937,963.36	100.00%

Mortgagors’ FICO Credit Scores for the Aggregate Loan Group I Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
620 – 639	68	$31,633,787.50	8.81%	$465,202.76	6.923%	629	69.99%
640 – 659	78	42,928,255.81	11.96	550,362.25	6.997	651	71.04
660 – 679	74	41,038,431.92	11.43	554,573.40	6.980	669	74.08
680 – 699	81	49,989,096.21	13.93	617,149.34	6.948	690	75.09
700 – 719	56	40,294,334.80	11.23	719,541.69	6.842	709	70.97
720 – 739	54	33,158,162.68	9.24	614,040.05	6.685	729	73.65
740 – 759	63	45,569,577.21	12.70	723,326.62	6.770	750	75.94
760 – 779	59	40,109,735.81	11.17	679,826.03	6.755	770	71.13
780 – 799	34	24,616,991.99	6.86	724,029.18	6.734	788	67.22
800 – 819	17	9,599,589.43	2.67	564,681.73	6.768	805	76.07
Total	584	$358,937,963.36	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Aggregate Loan Group I Mortgage Loans was approximately 710.

Types of Mortgaged Properties for the Aggregate Loan Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	397	$241,271,481.25	67.22%	$607,736.73	6.841%	708	71.82%
Planned Unit Development (PUD)	88	60,249,948.45	16.79	684,658.51	6.920	715	73.96
Low-Rise Condominium	27	15,993,372.60	4.46	592,347.13	7.034	709	75.52
Two-Family Residence	42	23,902,412.06	6.66	569,105.05	6.851	703	77.35
High-Rise Condominium	11	7,035,778.57	1.96	639,616.23	6.679	732	78.50
Four-Family Residence	2	2,101,950.00	0.59	1,050,975.00	6.691	716	65.29
Three-Family Residence	8	4,976,047.47	1.39	622,005.93	6.637	754	60.79
Townhouse	5	2,551,504.94	0.71	510,300.99	6.741	673	76.47
Coop	4	855,468.02	0.24	213,867.01	6.601	717	36.56
Total	584	$358,937,963.36	100.00%

Purposes of the Aggregate Loan Group I Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	167	$105,820,124.80	29.48%	$633,653.44	6.861%	725	76.67%
Refinance (Rate/Term)	134	85,043,021.29	23.69	634,649.41	6.804	720	73.70
Refinance (Cash Out)	283	168,074,817.27	46.83	593,903.95	6.878	695	69.48
Total	584	$358,937,963.36	100.00%

Occupancy Types for the Aggregate Loan Group I Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	511	$313,888,328.01	87.45%	$614,262.87	6.846%	708	73.27%
Secondary Home	25	14,851,509.22	4.14	594,060.37	6.863	696	65.88
Investment	48	30,198,126.13	8.41	629,127.63	6.948	731	68.94
Total	584	$358,937,963.36	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Aggregate Loan Group I Mortgage Loans
Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	108	$66,619,995.11	18.56%	$616,851.81	6.756%	718	76.92%
Fast Forward	1	520,000.00	0.14	520,000.00	7.625	787	80.00
Stated Income	283	180,250,019.18	50.22	636,925.86	6.839	709	73.18
No Ratio	79	47,718,426.91	13.29	604,030.72	6.964	706	75.06
No Income/No Asset	28	14,241,117.23	3.97	508,611.33	6.966	683	68.39
No Doc	85	49,588,404.93	13.82	583,393.00	6.902	712	63.43
Total	584	$358,937,963.36	100.00%

Loan Ages for the Aggregate Loan Group I Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	397	$266,916,824.90	74.36%	$672,334.57	6.848%	711	72.14%
1	112	68,345,596.06	19.04	610,228.54	6.857	710	73.80
2	12	4,654,963.56	1.30	387,913.63	7.023	686	76.77
3	24	9,762,406.07	2.72	406,766.92	6.735	716	71.46
4	8	2,408,432.21	0.67	301,054.03	6.861	683	78.06
5	6	1,391,960.31	0.39	231,993.39	6.857	696	77.01
6	10	2,303,559.21	0.64	230,355.92	6.979	662	75.84
7	6	1,348,055.88	0.38	224,675.98	7.235	683	74.95
8	4	631,693.53	0.18	157,923.38	7.690	649	61.39
9	2	535,354.27	0.15	267,677.14	7.693	670	78.05
12	1	206,977.17	0.06	206,977.17	7.250	719	85.31
13	1	376,374.99	0.10	376,374.99	7.750	756	86.36
135	1	55,765.20	0.02	55,765.20	8.375	802	41.75
Total	584	$358,937,963.36	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Aggregate Loan Group I Mortgage Loans was approximately 0 months.

Loan Programs for the Aggregate Loan Group I Mortgage Loans
Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Fully Amortizing	294	$187,091,497.67	52.12%	$636,365.64	6.778%	713	71.86%
Balloon Loans	34	13,202,460.81	3.68	388,307.67	7.003	690	74.02
Interest Only Loans	256	158,644,004.88	44.20	619,703.14	6.934	707	73.35
Total	584	$358,937,963.36	100.00%

Original Interest Only Terms for the Aggregate Loan Group I Mortgage Loans
Original Interest Only Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	328	$200,293,958.48	55.80%	$610,652.31	6.793%	711	72.00%
120	256	158,644,004.88	44.20	619,703.14	6.934	707	73.35
Total	584	$358,937,963.36	100.00%

Prepayment Charge Terms and Type of the Aggregate Loan Group I Mortgage Loans
Prepayment Charge Term and Type (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	465	$292,287,937.38	81.43%	$628,576.21	6.842%	712	72.45%
12-Hard	36	23,759,650.32	6.62	659,990.29	6.907	697	71.86
24-Hard	7	3,423,258.49	0.95	489,036.93	6.707	728	70.69
36-Hard	76	39,467,117.17	11.00	519,304.17	6.938	694	74.33
Total	584	$358,937,963.36	100.00%

Origination Channels for the Aggregate Loan Group I Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Mortgage Professionals	379	$226,276,157.56	63.04%	$597,034.72	6.869%	710	73.07%
Consumer Direct	4	1,462,160.79	0.41	365,540.20	6.839	670	71.06
Correspondent	201	131,199,645.01	36.55	652,734.55	6.832	710	71.80
Total	584	$358,937,963.36	100.00%

Loan Group 3 Mortgage Rates for the Group 3 Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
4.375 - 5.000	1	$560,667.19	0.56%	$560,667.19	4.375%	770	77.28%
5.001 - 5.500	4	1,210,584.67	1.21	302,646.17	5.400	756	51.75
5.501 - 6.000	55	23,759,636.81	23.77	431,993.40	5.868	734	62.44
6.001 - 6.500	134	46,375,472.92	46.40	346,085.62	6.313	718	63.84
6.501 - 7.000	60	19,542,550.02	19.55	325,709.17	6.752	704	69.16
7.001 - 7.500	32	6,187,508.71	6.19	193,359.65	7.256	696	73.38
7.501 - 8.000	12	1,716,418.98	1.72	143,034.92	7.840	677	76.23
8.001 - 8.500	2	179,106.73	0.18	89,553.37	8.128	667	91.78
8.501 - 9.000	3	164,987.95	0.17	54,995.98	8.687	672	87.47
9.001 or greater	3	246,237.48	0.25	82,079.16	10.500	650	80.26
Total	306	$99,943,171.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.373% per annum.

Current Principal Balances for the Group 3 Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
.01 - 50,000.00	11	$428,951.99	0.43%	$38,995.64	7.095%	687	55.30%
50,000.01 - 100,000.00	59	4,742,144.30	4.74	80,375.33	6.854	700	65.32
100,000.01 - 150,000.00	48	5,976,405.42	5.98	124,508.45	6.710	689	60.24
150,000.01 - 200,000.00	32	5,517,732.25	5.52	172,429.13	6.463	691	58.31
200,000.01 - 250,000.00	19	4,229,046.29	4.23	222,581.38	6.460	697	57.23
250,000.01 - 300,000.00	23	6,296,552.96	6.30	273,763.17	6.452	701	60.00
300,000.01 - 350,000.00	10	3,254,149.31	3.26	325,414.93	6.288	699	69.70
350,000.01 - 400,000.00	8	2,981,002.43	2.98	372,625.30	6.504	702	73.22
400,000.01 - 450,000.00	11	4,631,579.68	4.63	421,052.70	6.452	724	72.05
450,000.01 - 500,000.00	17	8,124,758.60	8.13	477,926.98	6.312	723	63.96
500,000.01 - 550,000.00	12	6,314,073.04	6.32	526,172.75	6.125	719	69.78
550,000.01 - 600,000.00	7	4,053,831.86	4.06	579,118.84	6.154	736	73.71
600,000.01 - 650,000.00	9	5,567,584.63	5.57	618,620.51	6.479	707	76.86
650,000.01 - 700,000.00	8	5,441,280.58	5.44	680,160.07	6.426	725	66.82
700,000.01 - 750,000.00	11	8,109,202.21	8.11	737,200.20	6.354	739	68.31
750,000.01 - 800,000.00	3	2,307,962.44	2.31	769,320.81	5.794	767	62.71
800,000.01 - 850,000.00	2	1,661,360.28	1.66	830,680.14	6.373	761	74.20
850,000.01 - 900,000.00	4	3,510,877.99	3.51	877,719.50	5.938	748	65.61
900,000.01 - 950,000.00	2	1,850,839.16	1.85	925,419.58	6.191	685	51.24
950,000.01 - 1,000,000.00	2	1,949,695.95	1.95	974,847.98	5.875	748	56.25
1,000,000.01 - 1,250,000.00	1	1,072,710.73	1.07	1,072,710.73	6.250	721	47.16
1,250,000.01 - 1,500,000.00	3	4,331,254.99	4.33	1,443,751.66	6.293	739	70.37
1,500,000.01 - 1,750,000.00	1	1,584,437.13	1.59	1,584,437.13	6.750	709	56.14
1,750,000.01 - 2,000,000.00	2	3,780,536.17	3.78	1,890,268.09	6.252	728	57.13
2,000,000.01 - 2,500,000.00	1	2,225,201.07	2.23	2,225,201.07	6.500	685	70.00
Total	306	$99,943,171.46	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $326,612.

Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Less than 20.00	3	$186,059.02	0.19%	$62,019.67	6.582%	697	13.63%
20.01 - 30.00	14	1,823,849.41	1.82	130,274.96	6.313	720	24.29
30.01 - 40.00	18	3,424,738.89	3.43	190,263.27	6.394	703	36.24
40.01 - 50.00	39	10,706,632.58	10.71	274,529.04	6.246	713	46.01
50.01 - 60.00	44	19,223,938.51	19.23	436,907.69	6.210	733	56.05
60.01 - 70.00	56	24,352,204.36	24.37	434,860.79	6.274	711	66.27
70.01 - 80.00	106	37,175,373.60	37.20	350,711.07	6.497	718	78.26
80.01 - 90.00	17	2,209,317.35	2.21	129,959.84	7.024	684	87.85
90.01 or greater	9	841,057.74	0.84	93,450.86	7.378	685	94.16
Total	306	$99,943,171.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 65.41%.

Original Term to Stated Maturity for the Group 3 Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
120	1	$479,362.41	0.48%	$479,362.41	6.125%	747	43.64%
180	305	99,463,809.05	99.52	326,110.85	6.374	717	65.51
Total	306	$99,943,171.46	100.00%

Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
120	1	$479,362.41	0.48%	$479,362.41	6.125%	747	43.64%
160	1	560,667.19	0.56	560,667.19	4.375	770	77.28
161	1	455,762.40	0.46	455,762.40	5.375	806	46.30
163	3	527,322.28	0.53	175,774.09	6.706	692	72.97
164	2	695,359.93	0.70	347,679.97	6.257	664	80.00
166	1	1,880,536.17	1.88	1,880,536.17	5.875	756	60.00
167	3	346,591.22	0.35	115,530.41	6.818	718	51.13
168	1	717,541.48	0.72	717,541.48	5.750	808	55.56
169	7	1,352,974.06	1.35	193,282.01	6.889	696	62.82
170	2	310,726.41	0.31	155,363.21	6.869	700	59.13
171	8	2,052,344.45	2.05	256,543.06	6.496	672	75.34
172	5	1,296,072.11	1.30	259,214.42	7.092	721	58.78
173	5	2,161,370.46	2.16	432,274.09	6.174	741	70.16
174	12	4,780,330.00	4.78	398,360.83	6.149	713	70.22
175	16	6,015,956.20	6.02	375,997.26	6.077	721	69.27
176	25	4,794,283.06	4.80	191,771.32	6.669	715	69.80
177	29	10,745,710.60	10.75	370,541.74	6.404	737	64.48
178	62	22,109,927.30	22.12	356,611.73	6.357	720	62.90
179	67	19,423,463.71	19.43	289,902.44	6.332	706	64.47
180	55	19,236,870.02	19.25	349,761.27	6.553	709	66.47
Total	306	$99,943,171.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 177 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	4	$1,066,241.48	1.07%	$266,560.37	6.368%	675	77.03%
Alaska	2	304,400.00	0.30	152,200.00	6.365	678	64.10
Arizona	5	1,319,995.99	1.32	263,999.20	6.385	709	72.34
Arkansas	3	146,111.68	0.15	48,703.89	6.923	714	70.48
California	94	38,072,805.13	38.09	405,029.84	6.255	722	60.25
Colorado	2	873,708.75	0.87	436,854.38	5.722	713	80.00
Connecticut	7	1,246,924.60	1.25	178,132.09	6.555	711	56.56
Delaware	2	562,872.90	0.56	281,436.45	6.240	700	85.69
Florida	33	11,693,809.10	11.70	354,357.85	6.309	717	62.94
Georgia	4	1,640,968.84	1.64	410,242.21	6.715	695	79.89
Hawaii	2	210,297.63	0.21	105,148.82	6.529	748	41.07
Idaho	1	49,845.65	0.05	49,845.65	7.250	632	20.41
Illinois	3	745,563.34	0.75	248,521.11	6.450	726	66.89
Indiana	1	743,510.31	0.74	743,510.31	6.000	733	75.00
Kansas	1	82,189.25	0.08	82,189.25	8.750	716	95.00
Louisiana	4	508,109.62	0.51	127,027.41	8.562	657	70.58
Maine	1	290,111.07	0.29	290,111.07	6.875	792	77.58
Maryland	7	2,410,305.63	2.41	344,329.38	6.311	715	71.11
Massachusetts	5	1,722,762.45	1.72	344,552.49	6.532	738	67.11
Michigan	7	596,409.15	0.60	85,201.31	6.864	691	77.57
Minnesota	1	589,580.58	0.59	589,580.58	6.000	781	80.00
Mississippi	1	100,806.26	0.10	100,806.26	6.625	690	89.74
Missouri	6	494,167.35	0.49	82,361.23	6.353	761	59.98
Montana	2	125,421.87	0.13	62,710.94	7.202	661	88.13
Nevada	5	1,561,759.97	1.56	312,351.99	6.470	756	76.30
New Jersey	5	3,256,672.95	3.26	651,334.59	6.464	683	65.24
New Mexico	1	993,032.29	0.99	993,032.29	5.875	758	52.63
New York	30	13,290,401.02	13.30	443,013.37	6.450	733	67.26
North Carolina	4	262,432.72	0.26	65,608.18	6.455	702	66.95
Ohio	6	974,478.46	0.98	162,413.08	6.072	702	72.20
Oregon	1	463,026.79	0.46	463,026.79	6.125	751	79.97
Pennsylvania	5	687,962.65	0.69	137,592.53	7.207	691	65.01
South Carolina	2	174,038.74	0.17	87,019.37	7.673	666	82.31
Tennessee	2	1,058,128.33	1.06	529,064.17	6.170	680	71.51
Texas	29	6,936,851.53	6.94	239,201.78	6.685	687	76.07
Utah	2	811,079.27	0.81	405,539.64	6.040	727	44.85
Virginia	5	1,185,269.16	1.19	237,053.83	6.788	650	70.08
Washington	7	2,193,440.35	2.19	313,348.62	6.203	742	65.44
Wisconsin	4	497,678.60	0.50	124,419.65	6.768	653	81.26
Total	306	$99,943,171.46	100.00%

Mortgagors’ FICO Credit Scores for the Group 3 Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
620 - 639	37	$7,461,918.77	7.47%	$201,673.48	6.659%	629	66.64%
640 - 659	32	8,394,261.99	8.40	262,320.69	6.553	650	65.70
660 - 679	42	9,845,988.05	9.85	234,428.29	6.510	670	67.42
680 - 699	43	10,955,211.62	10.96	254,772.36	6.478	688	67.82
700 - 719	41	16,592,698.35	16.60	404,699.96	6.437	709	64.01
720 - 739	25	11,036,202.88	11.04	441,448.12	6.340	730	63.00
740 - 759	26	12,444,032.78	12.45	478,616.65	6.137	752	61.61
760 - 779	26	9,983,033.94	9.99	383,962.84	6.106	770	65.71
780 - 799	24	9,206,573.04	9.21	383,607.21	6.269	790	69.89
800 - 819	10	4,023,250.04	4.03	402,325.00	6.308	804	64.20
Total	306	$99,943,171.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 717.

Types of Mortgaged Properties for the Group 3 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	197	$63,044,559.72	63.08%	$320,023.15	6.353%	718	65.02%
Planned Unit Development (PUD)	34	16,768,213.89	16.78	493,182.76	6.323	706	69.56
Low Rise Condominium	24	5,687,042.41	5.69	236,960.10	6.496	732	61.87
Two Family Residence	22	6,302,551.52	6.31	286,479.61	6.230	715	62.14
High Rise Condominium	1	494,709.87	0.49	494,709.87	6.500	644	47.43
Four Family Residence	10	2,580,273.50	2.58	258,027.35	6.462	731	59.60
Three Family Residence	9	3,207,793.00	3.21	356,421.44	6.600	740	68.83
Townhouse	6	1,388,812.19	1.39	231,468.70	7.260	718	73.64
Coop	3	469,215.36	0.47	156,405.12	6.524	692	60.05
Total	306	$99,943,171.46	100.00%

Purposes of the Group 3 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Purchase	46	$16,724,513.77	16.73%	$363,576.39	6.429%	741	74.06%
Refinance (Rate/Term)	70	19,477,951.10	19.49	278,256.44	6.462	717	64.26
Refinance (Cash Out)	190	63,740,706.59	63.78	335,477.40	6.331	711	63.49
Total	306	$99,943,171.46	100.00%

Occupancy Types for the Group 3 Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	218	$77,190,299.84	77.23%	$354,083.94	6.353%	711	65.94%
Secondary Home	11	6,282,675.78	6.29	571,152.34	6.373	724	63.09
Investment	77	16,470,195.84	16.48	213,898.65	6.467	741	63.79
Total	306	$99,943,171.46	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 3 Mortgage Loans
Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	59	$25,729,548.90	25.74%	$436,094.05	6.144%	730	68.82%
Fast Forward	3	1,949,362.41	1.95	649,787.47	6.491	760	70.34
Stated Income	101	38,224,817.36	38.25	378,463.54	6.393	715	66.05
Stated Income/Stated Assets	23	4,969,833.06	4.97	216,079.70	6.394	730	65.38
No Ratio	28	10,614,493.21	10.62	379,089.04	6.529	694	68.48
No Income/No Asset	20	5,220,202.00	5.22	261,010.10	6.567	718	64.97
No Doc	72	13,234,914.52	13.24	183,818.26	6.534	705	53.93
Total	306	$99,943,171.46	100.00%

Loan Ages for the Group 3 Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	56	$19,716,232.43	19.73%	$352,075.58	6.543%	710	65.92%
1	67	19,423,463.71	19.43	289,902.44	6.332	706	64.47
2	62	22,109,927.30	22.12	356,611.73	6.357	720	62.90
3	29	10,745,710.60	10.75	370,541.74	6.404	737	64.48
4	25	4,794,283.06	4.80	191,771.32	6.669	715	69.80
5	16	6,015,956.20	6.02	375,997.26	6.077	721	69.27
6	12	4,780,330.00	4.78	398,360.83	6.149	713	70.22
7	5	2,161,370.46	2.16	432,274.09	6.174	741	70.16
8	5	1,296,072.11	1.30	259,214.42	7.092	721	58.78
9	8	2,052,344.45	2.05	256,543.06	6.496	672	75.34
10	2	310,726.41	0.31	155,363.21	6.869	700	59.13
11	7	1,352,974.06	1.35	193,282.01	6.889	696	62.82
12	1	717,541.48	0.72	717,541.48	5.750	808	55.56
13	3	346,591.22	0.35	115,530.41	6.818	718	51.13
14	1	1,880,536.17	1.88	1,880,536.17	5.875	756	60.00
16	2	695,359.93	0.70	347,679.97	6.257	664	80.00
17	3	527,322.28	0.53	175,774.09	6.706	692	72.97
19	1	455,762.40	0.46	455,762.40	5.375	806	46.30
20	1	560,667.19	0.56	560,667.19	4.375	770	77.28
Total	306	$99,943,171.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 3 months.

Loan Programs for the Group 3 Mortgage Loans
Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Fully Amortizing 10 Year Loans	1	$479,362.41	0.48%	$479,362.41	6.125%	747	43.64%
Fully Amortizing 15 Year Loans	298	97,993,264.55	98.05	328,836.46	6.367	717	65.36
Interest Only 15 Year Loans	7	1,470,544.50	1.47	210,077.79	6.821	708	75.75
Total	306	$99,943,171.46	100.00%

Original Interest Only Terms of the Group 3 Mortgage Loans
Original Interest Only Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	299	$98,472,626.96	98.53%	$329,339.89	6.366%	717	65.26%
60	3	422,977.38	0.42	140,992.46	7.707	715	81.49
120	4	1,047,567.12	1.05	261,891.78	6.463	705	73.43
Total	306	$99,943,171.46	100.00%

Prepayment Charge Terms and Type of the Group 3 Mortgage Loans
Prepayment Charge Term and Type (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	122	$64,545,958.01	64.58%	$529,065.23	6.312%	724	66.67%
12 - Hard	30	7,047,994.98	7.05	234,933.17	6.370	714	59.93
24 - Hard	9	1,914,759.41	1.92	212,751.05	7.015	686	68.53
24 - Soft	1	123,407.30	0.12	123,407.30	6.990	717	46.30
36 - Hard	134	24,179,145.16	24.19	180,441.38	6.498	700	63.55
36 - Soft	9	1,414,365.12	1.42	157,151.68	6.404	713	69.56
60 - Soft	1	717,541.48	0.72	717,541.48	5.750	808	55.56
Total	306	$99,943,171.46	100.00%

Origination Channels for the Group 3 Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Mortgage Professionals	128	$39,678,940.34	39.70%	$309,991.72	6.436%	707	64.90%
Consumer Direct	7	2,676,938.47	2.68	382,419.78	6.180	727	54.90
Correspondent	53	17,619,663.82	17.63	332,446.49	6.628	707	66.20
Conduit	118	39,967,628.83	39.99	338,708.72	6.211	731	66.27
Total	306	$99,943,171.46	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-H will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 3-A-1, Class I-PO, Class I-X, Class A-R, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class P and Class L Certificates.  Only the classes of certificates listed on the cover page (all of which are together referred to as the “offered certificates”) are offered by this free writing prospectus.  The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amount and pass-through rates set forth on the cover page or as described in this free writing prospectus.  The initial Class Certificate Balances and initial Notional Amount may vary in the aggregate by plus or minus 5%.

When describing the certificates in this free writing prospectus, we use the following terms:

The certificates are generally referred to as the following types:

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates and Class I-X-1 and Class I-PO-1 Components

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates and Class I-X-2 and Class I-PO-2 Components

Group I Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Group 3 Senior Certificates or Group II Certificates	Class A-R and Class 3-A-1 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates

Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates

Group I Subordinated Certificates	Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates

Group II Subordinated Certificates	Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates

Subordinated Certificate Group	Each of the Group I Subordinated Certificates and Group II Subordinated Certificates

Subordinated Certificates	Group I Subordinated Certificates and Group II Subordinated Certificates

Group I Certificates	Group I Senior Certificates and Group I Subordinated Certificates

Group II Certificates	Group II Senior Certificates and Group II Subordinated Certificates

LIBOR Certificates	Class 2-A-3 and Class 2-A-4 Certificates

Notional Amount Certificates	Class 2-A-4 and Class I-X Certificates

Super Senior Certificates	Class 1-A-1 and Class 2-A-1 Certificates

Support Certificates	Class 1-A-4 and 2-A-6 Certificates

Class B-1 Certificates	Class I-B-1 and Class II-B-1 Certificates

Class I-PO Components	Class I-PO-1 and Class I-PO-2 Components

Class I-X Components	Class I-X-1 and Class I-X-2 Components

Private Certificates	Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6, Class P and Class L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-2 Certificates:	Senior/Fixed Pass-Through Rate

Class 1-A-3 Certificates:	Senior/NAS/Fixed Pass-Through Rate

Class 1-A-4 Certificates:	Senior/NAS/Fixed Pass-Through Rate/Support

Class 2-A-1 Certificates:	Senior/Fixed Pass-Through Rate/Super Senior

Class 2-A-2 Certificates:	Senior/Fixed Pass-Through Rate

Class 2-A-3 Certificates:	Senior/Floating Pass-Through Rate

Class 2-A-4 Certificates:	Senior/Notional Amount/Interest Only/Inverse Floating Pass-Through Rate

Class 2-A-5 Certificates:	Senior/NAS/Fixed Pass-Through Rate

Class 2-A-6 Certificates:	Senior/NAS/Fixed Pass-Through Rate/Support

Class 3-A-1 Certificates:	Senior/Variable Pass-Through Rate

Class I-X Certificates:	Senior/Notional Amount/Interest Only/Fixed Pass-Through Rate/ Component

Class I-PO Certificates:	Senior/Principal Only/Component

Class A-R Certificates:	Senior/REMIC Residual

Group I Subordinated Certificates:	Subordinate/Variable Pass-Through Rate

Group II Subordinated Certificates:	Subordinate/Variable Pass-Through Rate

Class P Certificates:	Prepayment Charges

Class L Certificates:	Late Payments Fees

The private certificates are not being offered by this free writing prospectus.  Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates described under “—Interest” in this free writing prospectus.  The Class P and Class L Certificates will not bear interest.  The Class P Certificates will be entitled to all prepayment charges, and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes certificates.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal,

•	the amount of Realized Losses (including Excess Losses) allocated to that class, and

•
in the case of any class of Group I Subordinated Certificates, any amounts allocated to that class in reduction of its Class Certificate Balance in respect of payments of related Class I-PO Deferred Amounts, as described in this free writing prospect under “—Allocation of Losses;”

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates related to an Aggregate Loan Group then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P and Class L Certificates) related to that Aggregate Loan Group following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance of that Aggregate Loan Group as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

The Group I Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $335,785,629 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group I of approximately 93.55%.  The Group II Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $94,946,012 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group II of approximately 95.00%.  The Class Subordination Percentage of each class of Group I Subordinated Certificates and Group II Subordinated Certificates as of the closing date, which represents the initial beneficial ownership of each such class in the related Aggregate Loan Group, is approximately as follows:

Group I Subordinated Certificates	Initial Beneficial Ownership Percentage
Class I-B-1	3.05%
Class I-B-2	1.15%
Class I-B-3	0.65%
Class I-B-4	0.70%
Class I-B-5	0.50%
Class I-B-6	0.40%

Group II Subordinated Certificates	Initial Beneficial Ownership Percentage
Class II-B-1	2.30%
Class II-B-2	1.10%
Class II-B-3	0.50%
Class II-B-4	0.45%
Class II-B-5	0.40%
Class II-B-6	0.25%

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form.  All of the remaining classes of offered certificates will be represented by book-entry certificates.  The book-entry certificates will be issuable in book-entry form only.  The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

The Class 2-A-4 and Class I-X Certificates (collectively, the “Notional Amount Certificates”) will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

The “Notional Amount” of the Class I-X Certificates for the interest accrual period for any Distribution Date will equal the sum of the Class I-X-1 and Class I-X-2 Component Notional Amounts immediately prior to that Distribution Date.

The “Notional Amount” of the Class 2-A-4 Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class 2-A-3 Certificates immediately prior to that Distribution Date.

Component Classes

Solely for purposes of calculating distributions, the Class I-PO and Class I-X Certificates will be made up of two components having the designations and initial Component Balances or initial Component Notional Amounts set forth below as of the closing date:

Designation	Initial Component Balance (approximate)
Class I-PO-1	$361,394
Class I-PO-2	$192,684

Designation	Initial Component Notional Amount (approximate)
Class I-X-1	$10,452,493
Class I-X-2	$11,913,819

The “Component Balance” with respect to any Class I-PO Component as of any Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage Loans in the related loan group.

The Class Certificate Balance of the Class I-PO Certificates on any Distribution Date will equal the aggregate Component Balance of the Class I-PO Components on that Distribution Date. The Class I-PO Components comprising the Class I-PO Certificates will not be separately transferable from the Class I-PO Certificates. As used in this free writing prospectus, “Class I-PO Component” will mean the Class I-PO-1 or Class I-PO-2 Component, as applicable.  The Class I-PO-1 Component will relate to loan group 1 and the Class I-PO-2 Component will relate to loan group 2.

The “Component Notional Amount” of the Class I-X-1 Component for the interest accrual period for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 1, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.00% per annum, and the denominator of which is 6.50% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 1 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

The “Component Notional Amount” of the Class I-X-2 Component for the interest accrual period for any Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 2, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.50% per annum, and the denominator of which is 6.50% per annum and (ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 2 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

The Class I-X Components comprising the Class I-X Certificates will not be separately transferable from the Class I-X Certificates. As used in this free writing prospectus, “Class I-X Component” will mean the Class I-X-1 or Class I-X-2 Component, as applicable.  The Class I-X-1 Component will relate to loan group 1 and the Class I-X-2 Component will relate to loan group 2.

The “Due Period” means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Book-Entry Certificates

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in Book-Entry certificates in minimum denominations representing Class Certificate Balances or Notional Amounts of the senior certificates of $100,000 and integral multiples of $1,000 in excess thereof, and of the subordinated certificates of $25,000 and integral multiples of $1,000 in excess thereof.  One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The Class 2-A-3 and Class 2-A-4 Certificates (we sometimes refer to these classes of certificates as the “LIBOR Certificates”) will bear interest during each interest accrual period at the applicable rate determined as described under “—Interest” below.

LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the “Calculation Agent”), will establish LIBOR for the interest accrual period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. “Reuters Page LIBOR01”  means the display page designated as “LIBOR01” page on Reuters (or any page replacing that page on that service for the purpose of displaying London inter-bank offered rates of major banks). “London Business Day” means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under “Description of the Certificates—Indices Applicable to Floating Rate and Inverse Floating Rate Classes—LIBOR.”

If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial interest accrual period will be 5.32%.

Payments on Mortgage Loans; Accounts

On or before the closing date, the servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and remit such amounts to the trustee who will deposit such amounts in the Distribution Account.  The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and the holders of the Class L Certificates will be entitled to all late payment fees received on the Mortgage Loans, and such prepayment charges and late payment fees will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to the 18th day of each month or, if that day is not a business date, the next business day, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

Investments of Amounts Held in Accounts

Certificate Account.  At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Servicer	Either 0.20% or 0. 25% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly
Additional Servicing Compensation / Servicer	• Prepayment Interest Excess (5)	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time
	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account	Compensation	Investment income related to the Certificate Account	Monthly
	• Excess Proceeds (6)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time
Trustee Fee / trustee	0.0075% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Interest Distribution Amount	Monthly
Expenses
Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Advances / Servicer	To the extent of funds available, the amount of any advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (7)
Time to time
Indemnification expenses / the seller, the Servicer and the depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (8)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan will equal either 0.20% or 0.25% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)	Prepayment Interest Excess is described in this free writing prospectus under “Servicing of the Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(6)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(7)
Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)	Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in July 25, 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date based on the Available Funds of the related loan group for such Distribution Date, and, in the case of Aggregate Loan Group I in certain circumstances, from any Available Funds from the other loan group in Aggregate Loan Group I remaining after distribution to the senior certificates related to such loan group.  Distributions on the subordinated certificates related to an Aggregate Loan Group will be based on any remaining Available Funds for all loan groups in that Aggregate Loan Group for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class I-PO Deferred Amounts, and will be made in the following order of priority:

1.	to interest on each interest-bearing class or component of senior certificates in the related senior certificate group, pro rata, based on their respective Interest Distribution Amounts;

2.
to principal on the classes and components of senior certificates in the related Senior Certificate Group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates — Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates and components in the related Senior Certificate Group on the Distribution Date;

3.
with respect to Aggregate Loan Group I, to any Class I-PO Deferred Amounts with respect to the applicable Class I-PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the Group I Subordinated Certificates; and

4.
with respect to Aggregate Loan Group I, from Available Funds from both related loan groups, and with respect to Aggregate Loan Group II, from Available Funds, to interest on and then principal of each related class of Subordinated Certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under “—Cross-Collateralization” and (y) the limitations set forth in this free writing prospectus under “Description of the Certificates — Interest” and “—Principal.”

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of:

•
all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes and components of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass- Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 2-A-3	5.700%	7.000%/0.380%	LIBOR + 0.380%
Class 2-A-4	1.300%	6.620%/0.000%	6.620% - LIBOR

The pass-through rate for a class of Group I Subordinated Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

•	6.00% multiplied by the Assumed Balance of the group 1 mortgage loans immediately prior to that Distribution Date, and

•	6.50% multiplied by the Assumed Balance of the group 2 mortgage loans immediately prior to that Distribution Date;

divided by the sum of the Assumed Balance for each loan group in Aggregate Loan Group I immediately prior to that Distribution Date.  The pass-through rate for each class of Group I Subordinated Certificates for the first interest accrual period is expected to be approximately 6.228% per annum.

The pass-through rate for the Class 3-A-1 Certificates and the Group II Subordinated Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans.  The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.113% per annum.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period.  This “Interest Distribution Amount” for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).  The Class I-PO Certificates are principal only certificates and will not bear interest.

With respect to each Distribution Date for the LIBOR Certificates, the “interest accrual period” will be the one-month period commencing on the 25th day of the month before  the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs.  With respect to each Distribution Date for all other classes and components of interest-bearing certificates, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date.  Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

The interest entitlement described above for each interest-bearing class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) both related loan groups, with respect to the Group I Subordinated Certificates and (b) the related loan group, with respect to the senior certificates and the Group II Subordinated Certificates.  With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group for that Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates in the related subordinated certificate group for those types of losses.

Net Interest Shortfalls for a loan group in Aggregate Loan Group I on any Distribution Date will be allocated pro rata among all interest-bearing classes and components in the related senior certificate group and the classes of Group I Subordinated Certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the Group I Subordinated Certificates, be deemed to be entitled to receive based on the subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

Net Interest Shortfalls on the group 3 mortgage loans on any Distribution Date will be allocated pro rata among all interest-bearing classes of Group II Certificates on such Distribution Date, based on the amount of interest each such class of Group II Certificates would otherwise be entitled to receive on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group in Aggregate Loan Group I to the Group I Subordinated Certificates on any Distribution Date, the amount of interest each class of Group I Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group in Aggregate Loan Group I on the Distribution Date will equal interest at the applicable pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date.  The “Assumed Balance” for a Distribution Date and loan group in Aggregate Loan Group I is equal to the related Group I Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date).  Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group in Aggregate Loan Group I will be allocated to the classes of Group I Subordinated Certificates based on the amount of interest each such class of Group I Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls for that loan group and distribution date exceeds the Compensating Interest for that Distribution Date and loan group and, in the case of Aggregate Loan Group I, the excess, if any, of the Compensating Interest for the other loan group in Aggregate Loan Group I over the prepayment interest shortfalls for that loan group in Aggregate Loan Group I and Distribution Date.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

Aggregate Loan Group I

All payments and other amounts received in respect of principal of the Mortgage Loans in a loan group in Aggregate Loan Group I will be allocated between (a) the related Class I-PO Component and (b) the related classes of senior certificates (other than the related Notional Amount Certificates and the related Class I-PO Component) and the Group I Subordinated Certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The “Non-PO Percentage” with respect to any Mortgage Loan in a loan group in Aggregate Loan Group I with an adjusted net mortgage rate less than the per annum rate described below (each a “Discount Mortgage Loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Adjusted Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 6.00% per annum	adjusted net mortgage rate divided by 6.00% per annum
2	Less than 6.50% per annum	adjusted net mortgage rate divided by 6.50% per annum

The Non-PO Percentage with respect to any Mortgage Loan in a loan group in Aggregate Loan Group I with an adjusted net mortgage rate equal to or greater than the per annum rate described below (each a “Non-Discount Mortgage Loan”), will be 100%.

Non-Discount Mortgage Loans in Loan Group	Adjusted Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 6.00% per annum
2	Greater than or equal to 6.50% per annum

The “PO Percentage” with respect to any Discount Mortgage Loan in a loan group in Aggregate Loan Group I will be equal to the amount determined as follows:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(6.00% - adjusted net mortgage rate) divided by 6.00%
2	(6.50% - adjusted net mortgage rate) divided by 6.50%

The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

Non-PO Formula Principal Amount.  On each Distribution Date, the Non-PO Formula Principal Amount for each loan group in Aggregate Loan Group I will be distributed as principal to the related classes of senior certificates (other than the related Notional Amount Certificates and the Class I-PO Certificates and Class I-X Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the related classes of subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and loan group in Aggregate Loan Group I will equal the sum of:

(i)           the sum of the applicable Non-PO Percentage of:

(a)	all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

(ii)           (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount.  On each Distribution Date before the related Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a loan group in Aggregate Loan Group I, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates:

(a)	with respect to loan group 1 in the following priority:

(1)  concurrently, to the Class 1-A-3 and Class 1-A-4 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

(2)  sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(3)  concurrently, to the Class 1-A-3 and Class 1-A-4 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

(b)	with respect to loan group 2, concurrently, as follows

(1)	66.6666666667% in the following priority:

(i)  concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

(ii)  sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(iii)  concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, without regard to the Group 2 Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

(2)	33.3333333333% to the Class 2-A-3 Certificates until its Class Certificate Balance is reduced to zero.

On each Distribution Date on and after the Senior Credit Support Depletion Date for the Group I Certificate, the Non-PO Formula Principal Amount for each loan group in Aggregate Loan Group I will be distributed, concurrently as principal of the related classes of Senior Certificates (other than the Notional Amount Certificates and the Class I-PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

Class I-PO Principal Distribution Amount.  On each Distribution Date, distributions of principal of a Class I-PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

•	Available Funds for the related loan group in Aggregate Loan Group I remaining after distribution of interest on the related senior certificates, and

•
a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the Senior Principal Distribution Amount for the related loan group in Aggregate Loan Group I.

If a Class I-PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the related senior certificates (other than the related Notional Amount Certificates and the related Class I-PO Component) will be in an amount equal to the product of Available Funds for the applicable loan group in Aggregate Loan Group I remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

Aggregate Loan Group II

General. On each Distribution Date, the Principal Amount for Aggregate Loan Group II will be distributed as principal with respect to the Group II Senior Certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the Group II Senior Certificates, in an amount up to the Subordinated Principal Distribution Amount for Aggregate Loan Group II.

The “Principal Amount” for any Distribution Date and loan group 3 will equal the sum of:

(a)	all monthly payments of principal due on each Group 3 Mortgage Loan on the related Due Date,

(b)
the principal portion of the purchase price of each Group 3 Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Group 3 Mortgage Loan received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Group 3 Mortgage Loans that are not yet Liquidated mortgage loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Group 3 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)
all partial and full principal prepayments by borrowers on the Group 3 Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Group 3 Mortgage Loans that was repurchased due to modification of the Mortgage Loan in lieu of refinancing, and

(g)
(A) any Subsequent Recoveries with respect to the Group 3 mortgage loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries related to Group 3 Mortgage Loans incurred a Realized Loss after the related Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of each Distribution Date.

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for Aggregate Loan Group II, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following priority:

(1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

(2) to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

The capitalized terms used in this free writing prospectus shall have the following meanings:

The “Group 1 Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Group 1 Priority Percentage and (C) the Shift Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Group 1 Priority Percentage and (C)  the Shift Percentage.

The “Group 2 Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Group 2 Priority Percentage and (C) the Shift Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Group 2 Priority Percentage and (C)  the Shift Percentage.

The “Group 1 Priority Percentage” for any Distribution Date and loan group 1 will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-3  and Class 1-A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the Non-PO Pool Balance for loans group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

The “Group 2 Priority Percentage” for any Distribution Date  will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-5 and Class 2-A-6 Certificates immediately prior to such Distribution Date and the denominator of which is the Non-PO Pool Balance for loan Group 2 the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

The “Scheduled Principal Distribution Amount” for any Distribution Date and either loan group 1 or loan group 2 will equal the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of that Bankruptcy Loss.

The “Unscheduled Principal Distribution Amount” for any Distribution Date and either loan group 1 or loan group 2 will equal, the Senior Prepayment Percentage of the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group for that Distribution Date.

The “Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

The “Non-PO Pool Balance”  for any loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in that loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.

“Senior Credit Support Depletion Date” for an Aggregate Loan Group and Group II Senior Certificates is the date on which the Class Certificate Balance of each class of Group I Subordinated Certificates or Group II Subordinated Certificates, as applicable, has been reduced to zero.

“Group I Senior Liquidation Amount” means for any Distribution Date and for each Mortgage Loan in a loan group in Aggregate Loan Group I that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of (a) the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of that Mortgage Loan and (b) either (x) if an Excess Loss was not sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on that Mortgage Loan or (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on that Mortgage Loan.

“Group II Senior Liquidation Amount” means for any Distribution Date and for each loan group 3 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of (a) the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and (b) either (x) if an Excess Loss was not sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on that Mortgage Loan or (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on that Mortgage Loan.

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group in Aggregate Loan Group I will equal the sum of

1.
the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

2.	the Senior Liquidation Amount for that loan group and Distribution Date,

3.
the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date; and

4.	the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Group 3 Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after a Senior Termination Date for the Group I Certificates, the Senior Principal Distribution Amount for the remaining senior certificate group of Group I Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Loan Group I, as opposed to the Mortgage Loans in the related loan group.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group 3 will equal the sum of

i.           the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for loan group 3 that Distribution Date,

ii.           the Group II Senior Liquidation Amount for that Distribution Date,

iii.           the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for loan group 3 and that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a group Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss;

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan.  The “pool principal balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Group I Senior Percentage” for any senior certificate group of Group I Senior Certificates and any Distribution Date is the percentage equivalent of a fraction, (that may not exceed 100%) the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Notional Amount Certificates and the Class I-PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related loan group in Aggregate Loan Group I as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Group I Senior Percentage of the remaining senior certificate group of Group I Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group I Senior Certificates (other than the Notional Amount Certificates and the Class I-PO Certificates) immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of Group I Certificates (other than the Notional Amount Certificates and the Class I-PO Certificates) immediately prior to such Distribution Date.  For any Distribution Date on or prior to a Senior Termination Date, the “Group I Subordinated Percentage” for the portion of the Group I Subordinated Certificates relating to a loan group in Aggregate Loan Group I will be calculated as the difference between 100% and the Group I Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date.  After a Senior Termination Date, the Group I Subordinated Percentage will represent the entire interest of the Group I Subordinated Certificates in Aggregate Loan Group I and will be calculated as the difference between 100% and the Group I Senior Percentage for such Distribution Date.

The “Group II Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group II Senior Certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the Group II Certificates immediately prior to such Distribution Date.  For any Distribution Date, the “Group II Subordinated Percentage” will represent the entire interest of the Group II Subordinated Certificates in loan group 3 and will be calculated as the difference between 100% and the Group II Senior Percentage for such Distribution Date.

The Group I Senior Percentage and Group II Senior Percentage are each referred to in this free writing prospectus as a “Senior Percentage” and the Group I Subordinated Percentage and Group II Subordinated Percentage are each referred to in this free writing prospectus as a “Subordinated Percentage.”

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.  Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class I-PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the related Aggregate Loan Group evidenced by the subordinated certificates in the related subordinated certificate group.  Increasing the respective interest of the subordinated certificates in a subordinated certificate group relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates in that subordinated certificate group.  The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for each senior certificate group relating to the same Aggregate Loan Group for the Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either loan group in Aggregate Loan Group I will occur unless both of the step down conditions listed below are satisfied with respect to both such loan groups:

•
the outstanding principal balance of all Mortgage Loans in a loan group in Aggregate Loan Group I delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Group I Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group I Subordinated Certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

•	cumulative Realized Losses on the Mortgage Loans in each loan group in Aggregate Loan Group I do not exceed

•
commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Group I Subordinated Percentage for that loan group in Aggregate Loan Group I of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date (in either case, the “group I original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the group I original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the group I original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the group I original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the group I original subordinate principal balance.

No decrease in the Senior Prepayment Percentage for loan group 3 will occur unless both of the step down conditions listed below are satisfied with respect to loan group 3:

•
the outstanding principal balance of all Mortgage Loans in loan group 3 delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the Group II Subordinated Certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

•	cumulative Realized Losses on the Mortgage Loans in loan group 3 do not exceed

•
commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date (the “group II original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the group II original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the group II original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the group II original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the group II original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group of Group I Senior Certificates is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Notional Amount Certificates and the Class I-PO Certificates,)  is reduced to zero.

If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class I-PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

Cross-Collateralization within Aggregate Loan Group I.  If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group of Group I Senior Certificates after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for the related loan group in Aggregate Loan Group I (either such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the Group I Subordinated Certificates (or, following the related Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Group I Senior Certificates of the Undercollateralized Group, other than the related Class I-PO Component, until the aggregate Class Certificate Balance of the Group I Senior Certificates, other than the related Class I-PO Component, of the Undercollateralized Group equals the Non-PO Pool Balance for the related loan group (such distribution, an “Undercollateralization Distribution”).  If the senior certificates of a senior certificate group of Group I Senior Certificates constitute an Undercollateralized Group on any Distribution Date following the related Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the Group I Senior Certificates, other than the related Class I-PO Component, of that related senior certificate group.  Accordingly, the Group I Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount.  On each Distribution Date and with respect to each loan group, to the extent of Available Funds, (x) in the case of Aggregate Loan Group I, the Non-PO Formula Principal Amount for each such loan group in Aggregate Loan Group I, up to the amount of the Subordinated Principal Distribution Amount for such loan group for the Distribution Date or (y) in the case of loan group 3, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for loan group 3 for the Distribution Date, will be distributed as principal of the subordinated certificates in the related subordinated certificate group. Except as provided in the next paragraph, each class of subordinated certificates in a subordinated certificate group will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups in related same Aggregate Loan Group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups in that Aggregate Loan Group for distribution of principal.  Distributions of principal of the subordinated certificates in a subordinated certificate group will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the related class of Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates in a subordinated certificate group (other than the class of subordinated certificates in that subordinated certificate group then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates in the same subordinated certificate group that have lower priorities of distribution than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates in that subordinated certificate group, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates in a subordinated certificate group, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates in the same certificate group immediately before the Distribution Date.

The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

Class I-B-1	6.45%
Class I-B-2	3.40%
Class I-B-3	2.25%
Class I-B-4	1.60%
Class I-B-5	0.90%
Class I-B-6	0.40%
Class II-B-1	5.00%
Class II-B-2	2.70%
Class II-B-3	1.60%
Class II-B-4	1.10%
Class II-B-5	0.65%
Class II-B-6	0.25%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group in Aggregate Loan Group I will equal the sum of:

•
the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on that Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

•
the related Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•
the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of related Class I-PO Deferred Amounts on the Distribution Date.

On any Distribution Date after a Senior Termination Date for the Group I Certificates, the Subordinated Principal Distribution Amount for the Group I Subordinated Certificates will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Group I Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Loan Group I as opposed to the Mortgage Loans in the related loan group.

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group 3 will equal the sum of:

•	the Subordinated Percentage for loan group 3 of all amounts described in clauses (a) through (d) of the definition of Principal Amount and that Distribution Date,

•
for each group 3 mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on that Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount for loan group 3 up to the related Subordinated Percentage of the Stated Principal Balance of that Mortgage Loan, and

•	the Subordinated Prepayment Percentage for loan group 3 of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that Distribution Date.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest.  In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group in the related Aggregate Loan Group remaining after distribution of interest and principal on the related classes of senior certificates and Class I-PO Deferred Amounts on the related Class I-PO Certificates and interest and principal on the subordinated certificates of the related subordinated certificate group, as described above.  It is not anticipated that there will be any significant amounts remaining for that distribution.

The “PO Formula Principal Amount” for any Distribution Date and Class I-PO Component will equal the sum of:

(i)	the sum of the applicable PO Percentage of:

(a)	all monthly payments of principal due on each Mortgage Loan in the related loan group in Aggregate Loan Group I on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in the related loan group in Aggregate Loan Group I that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in the related loan group in Aggregate Loan Group I that was repurchased due to a modification of the Mortgage Rate,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related loan group in Aggregate Loan Group I received for the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in the related loan group in Aggregate Loan Group I that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
for each Mortgage Loan in the related loan group in Aggregate Loan Group I that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in the related loan group in Aggregate Loan Group I received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in the related loan group in Aggregate Loan Group I that was repurchased due to modification of the Mortgage Rate, and

(ii)           with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in the related loan group in Aggregate Loan Group I that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan in a loan group in Aggregate Loan Group I will be allocated to the related Class I-PO Component, until its Component Principal Balance is reduced to zero.  The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the related Senior Credit Support Depletion Date, will be treated as a “Class I-PO Deferred Amount.”  To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of a loan group in Aggregate Loan Group I for the related Subordinated Principal Distribution Amount, Class I-PO Deferred Amounts will be paid on the related Class I-PO Component before distributions of principal on the Group I Subordinated Certificates.  Any distribution of Available Funds in a loan group in Aggregate Loan Group I in respect of unpaid Class I-PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class I-PO Certificates.  The Class I-PO Deferred Amounts will not bear interest.  The Class Certificate Balance of the class of Group I Subordinated Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class I-PO Deferred Amounts.  After the related Senior Credit Support Depletion Date, no new Class I-PO Deferred Amounts.

On each Distribution Date, (x) the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans in a loan group in Aggregate Loan Group I and (y) any Realized Loss on the Group 3 Mortgage Loans, other than any Excess Loss, will be allocated first to the related classes of subordinated certificates, in the reverse order of their numerical class designations (beginning with the related class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each related class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than any Notional Amount Certificates and the Class I-PO Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses on the Group 1 Mortgage Loans (other than Excess Losses) that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-4 Certificates until its Class Certificate Balance is reduced to zero; and the applicable Non-PO Percentage of any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-6 Certificates until its Class Certificate Balance is reduced to zero.

On each Distribution Date, (x) the related Non-PO Percentage of Excess Losses on the Mortgage Loans in a loan group in Aggregate Loan Group I and (y) with respect to loan group 3, Excess Losses on the Mortgage Loans in loan group 3, will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

•
the applicable Senior Percentage of the (x) in the case of loan group in Aggregate Loan Group I, the related Non-PO Percentage of such Excess Loss and (y) in the case of loan group 3, such Excess Loss, will be allocated among the classes of senior certificates in that senior certificate group (other than the Notional Amount Certificates and the Class I-PO Certificates), pro rata, based on their Class Certificate Balances and

•
the applicable Subordinated Percentage of the (x) in the case of loan group in Aggregate Loan Group I, the Non-PO Percentage of such Excess Loss and (y) in the case of loan group 3 and loan group 3, such Excess Loss, will be allocated among the related classes of subordinated certificates, pro rata, based on (i) in the case of the Group I Subordinated Certificates, each class’ share of the Assumed Balance for the applicable loan group in Aggregate Loan Group I and (ii) in the case of the Group II Subordinated Certificates, their Class Certificate Balances.

The share of the Assumed Balance for each class of Group I Subordinated Certificates and a loan group in Aggregate Loan Group I will be based on the Class Certificate Balance of each class of Group I Subordinated Certificates; provided, however, on any Distribution Date after a Senior Termination Date for the Group I Certificates, Excess Losses on the Mortgage Loans in the related loan group in Aggregate Loan Group I will be allocated to the Group I Subordinated Certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage Loan in Aggregate Loan Group I will be allocated pro rata among the classes of senior certificates in the related senior certificate group.

Unlike Realized Losses, any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the related Class I-PO Certificates) including the Class 1-A-1, Class 1-A-4, Class 2-A-1 and Class 2-A-6 Certificates, without any reallocation of Excess Losses.

Because principal distributions are paid to some classes of certificates (other than the Class I-PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.  “Excess Losses” for an Aggregate Loan Group are Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.  “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.  “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans.  “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received.  A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under “Credit Enhancement — Special Hazard Insurance Policies.”

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P and Class L Certificates.

Credit Enhancement

Subordination

Any Realized Losses, other than Excess Losses, that are allocable to the senior certificates will be allocated as described under “Description of the Certificates ─ Allocation of Losses” in this free writing prospectus.

The rights of the holders of the subordinated certificates in a subordinated certificate group to receive distributions with respect to the Mortgage Loans in the related Aggregate Loan Group will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of subordinated certificates in that subordinated certificate group (other than the related class of Class B-1 Certificates) to receive the distributions that are allocated to those classes of subordinated certificates will be further subordinated to the rights of the related class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus.  The subordination of the subordinated certificates in a subordinated certificate group to the related senior certificates and the subordination of the classes of subordinated certificates in a subordinated certificate group with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the related subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses.  In addition, the subordinated certificates in a subordinated certificate group will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.  The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans in Aggregate Loan Group I and any Realized Losses, other than Excess Losses on the group 3 mortgage loans will be allocated to the class of subordinated certificates in the related subordinated certificate group then outstanding with the highest numerical class designation.  In addition, the Class Certificate Balance of the of the class of  Group I Subordinated Certificate having the highest numerical designation will be reduced by the amount of distributions on the Class I-PO Certificates in reimbursement for Class I-PO Deferred Amounts.

The Group I Subordinated Certificates will provide limited protection to the Group I Senior Certificates against

•	Special Hazard Losses in an initial amount expected to be up to approximately $3,589,379 (the “Group I Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the “Group I Bankruptcy Loss Coverage Amount”), and

•	Fraud Losses in an initial amount expected to be up to approximately $7,178,759 (the “Group I Fraud Loss Coverage Amount”).

The Group II Subordinated Certificates will provide limited protection to the Group II Senior Certificates against

•	Special Hazard Losses in an initial amount expected to be up to approximately $999,431 (the “Group II Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the “Group II Bankruptcy Loss Coverage Amount”), and

•	Fraud Losses in an initial amount expected to be up to approximately $999,431 (the “Group II Fraud Loss Coverage Amount”).

Each of the Group I Special Hazard Loss Coverage Amount and Group II Special Hazard Loss Coverage Amount (in either case, a “Special Hazard Loss Coverage Amount”) will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

•
that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans in the related Aggregate Loan Group, incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans in the related Aggregate Loan Group,

•	twice the principal balance of the largest Mortgage Loan in the related Aggregate Loan Group, and

•
the aggregate principal balances of the Mortgage Loans in the related Aggregate Loan Group, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans in the related Aggregate Loan Group then due, whether or not paid.

Each of the Group I Fraud Loss Coverage Amount and Group II Fraud Loss Coverage Amount (in either case, a “Fraud Loss Coverage Amount”) will be reduced, from time to time, by the amount of Fraud Losses allocated to the classes of certificates relating to the same Aggregate Loan Group.  In addition, each Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

•	1.00% of the then current pool principal balance of the Aggregate Loan Group, in the case of the first and second such anniversary and 0.50% as of the third and fourth such anniversaries,

and

•	the excess of:

•	the related Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

•	the cumulative amount of Fraud Losses allocated to the classes of certificates relating to that Aggregate Loan Group since the preceding anniversary.

Each Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates in the related subordinated certificate group.

The amount of coverage provided by the subordinated certificates in a subordinated certificate group for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in the related Aggregate Loan Group may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result.  In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related subordinated certificates for related Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan.  In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.  In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the Mortgage Loan.  However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.